UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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INFINITY PROPERTY AND CASUALTY CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFINITY PROPERTY AND CASUALTY CORPORATION

3700 Colonnade Parkway

Suite 600

Birmingham, Alabama 35243

Notice of Annual Meeting of Shareholders

and Proxy Statement

To be Held on May 17, 2016

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on May 17, 2016, in Birmingham, Alabama. At the meeting, you will hear a report on our operations and have an opportunity to meet our directors and executives.

This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and provides information about the nominees to our Board.

We continue to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, this Notice of Annual Meeting of Shareholders contains instructions on how to access and review our Proxy Statement and our 2015 Annual Report over the Internet. We believe this process allows us to provide our shareholders with the information they need in a timelier manner.

All shareholders are important to us. We want your shares to be represented at the meeting and urge you either to use the electronic voting system, if available to you through your broker, or to promptly complete and return your proxy form.

James H. Romaker
Secretary

Birmingham, Alabama

April 11, 2016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF INFINITY PROPERTY AND CASUALTY CORPORATION

Date:	Tuesday, May 17, 2016

Time:	10:00 a.m., Central Daylight Time

Place:	Tutwiler Hotel 2021 Park Place North Birmingham, Alabama 35203

Purpose:	• To elect nine directors identified in the Proxy Statement

• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year

• To approve, on an advisory basis, the compensation of our named executive officers

• To conduct any other business that may properly be raised

Record Date:	March 23, 2016

Mailing Date:	Approximately April 11, 2016

INFINITY PROPERTY AND CASUALTY CORPORATION

May 17, 2016

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 17, 2016

You are receiving this communication because you hold shares in Infinity Property and Casualty Corporation,

and the materials you should review before you cast your vote are now available.

The Proxy Statement and 2015 Annual Report are available at

http://www.infinityauto.com/annualreport2015

GENERAL INFORMATION

Who May Vote

Shareholders, as recorded in our stock register on March 23, 2016, may vote at the meeting. As of that date, we had 11,001,553 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be considered at the meeting.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Written Proxy. All shareholders can vote by completing and returning the attached proxy card.

Telephone and Internet Proxy. Some shareholders can also vote by touchtone telephone and/or the Internet. The use of electronic voting via the telephone and the Internet is dependent upon how a shareholder holds shares and, if held through a broker, each shareholder’s particular broker. Please follow the instructions provided on the proxy card if electronic voting is made available to you and if you wish to vote electronically. Please note that you may be unable to access electronic voting after 11:59 p.m., May 16, 2016.

Access to the Notice of Annual Meeting, Proxy Statement, and the Annual Report to Shareholders

The Notice of Annual Meeting, Proxy Statement, and 2015 Annual Report to Shareholders are available under the Investor Relations section of our website located at www.infinityauto.com. We will also provide a copy of any of these documents to any shareholder free of charge, upon request by calling (205) 803-8186, by e-mailing investor.relations@infinity-insurance.com, or by writing to: Infinity Property and Casualty Corporation, Attn: Investor Relations, 3700 Colonnade Parkway, Suite 600, Birmingham, AL 35243.

Street Name Holders. If you hold your shares in a bank or brokerage account, your bank or broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

How Proxies Work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting on any or all matters.

If you sign and return the enclosed proxy card but do not specify how to vote, your shares will be voted in accordance with the recommendations of our Board of Directors, namely “FOR” our director candidates, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year, and “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (the “NEOs”) as disclosed in this Proxy Statement. If any other matters properly come before the meeting or any postponement or adjournment thereof, each properly executed proxy card will be voted in the discretion of the named proxies. Management has not received proper notice of any matters to be presented at the meeting other than those proposed in this Proxy Statement.

Banks or brokers holding shares for beneficial owners must vote those shares as instructed. If the bank or broker has not received instructions from you, the beneficial owner, the bank or broker generally has discretionary voting power only with respect to the ratification of the appointment of the independent registered public accounting firm for the 2016 fiscal year. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your vote with respect to all other matters is counted.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may receive materials from them asking how you wish to vote.

Revoking a Proxy

You may revoke your proxy before it is voted at the meeting by submitting a new proxy with a later date (or by recording a later telephone or Internet proxy), by voting in person at the meeting, or by notifying our Corporate Secretary in writing at the address of our principal executive offices as listed on the front page of the Proxy Statement.

Quorum

In order to conduct the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Abstentions and broker non-votes are considered present for purposes of determining whether a quorum is present. Broker non-votes occur when a broker returns a proxy card but does not have discretionary authority to vote on a particular proposal.

Vote Tabulation

Votes will be tabulated and the results certified by or under the direction of an Inspector of Elections, who may be an employee of ours.

The nine director candidates who receive the greatest number of “FOR” votes will be elected to serve as directors on the Board. Abstentions and broker non-votes will not be counted as votes cast.

Approval of all other matters at the meeting or of postponement or adjournment, require the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast.

Proxy Solicitation

Our Board is soliciting your proxy for use at the Annual Meeting of Shareholders and at any postponement or adjournment thereof. We will bear the costs of the proxy solicitation, including the reimbursement of banks and brokers for reasonable expenses of sending out our proxy materials to the beneficial owners of our common stock. We have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $12,000, plus out-of-pocket expenses. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person, by telephone, by facsimile, and by e-mail.

Other Matters

Any other matters considered at the meeting, including postponement or adjournment, will require the affirmative vote of a majority of the votes cast.

Cumulative Voting

In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder so desires. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to our Corporate Secretary at the address as listed on the first page of this Proxy Statement not less than 48 hours prior to the time fixed for holding the Annual Meeting. The named proxies solicited include discretionary authority to cumulate votes in the election of directors. If cumulative voting is in effect with respect to the election of directors, the named proxies reserve the right to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment in order to elect as many of the nominees of the Board of Directors as possible.

PROPOSAL 1:	ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation provide that the Board of Directors consists of one class of directors with a term ending at each annual meeting of shareholders. The size of the Board shall be deemed to be equal to the number of directors elected at the 2016 Annual Meeting of Shareholders. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Victor T. Adamo for election and Angela Brock-Kyle, Teresa A. Canida, James R. Gober, Harold E. Layman, E. Robert Meaney, William Stancil Starnes, James L. Weidner, and Samuel J. Weinhoff for re-election to the Board of Directors.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the 2016 Annual Meeting of Shareholders will be elected to hold office until the expiration of each elected director’s term at the next Annual Meeting of Shareholders.

All of the nominees have consented to serve on the Board, and we have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unavailable or unwilling to serve before the election, your proxy card authorizes us to vote for a replacement nominee, if the Board names one.

The Board recommends you vote FOR each of the following nominees:

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes, and skills is

contained within the Nominating and Corporate

Governance Committee section of this Proxy Statement)

VICTOR T. ADAMO Age 68

Nominated to serve as a Director in 2016.

Currently serving as a member of The Mutual RRG’s Board of Directors.

Served as President and Vice Chairman of the Board of Directors of ProAssurance Corporation from 2001 until 2013 and in various capacities with ProAssurance Corporation’s predecessor and affiliated entities since 1985, including as Chief Executive Officer, President, and member of the Board of Directors of Professionals Group, Inc., and as Chairman of MEEMIC Insurance Company, a personal auto and homeowner’s specialty insurance company.

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes, and skills is

contained within the Nominating and Corporate

Governance Committee section of this Proxy Statement)

ANGELA BROCK-KYLE Age 56

Elected Director in May 2014.

Currently serving as a consultant on governance, strategy investment, and risk matters across multiple industries.

Served as Managing Director and a member of the senior leadership team with Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF) from 2005 until 2012 in Asset Management, Retirement and Individual Financial Services, and Enterprise Risk Management.

Served as Managing Director, Project Finance and Managing Director, Fixed Income Private Placements with TIAA-CREF from 1998 until 2004 and in various investment management roles since 1987.

TERESA A. CANIDA Age 62

Elected Director in May 2009.

Currently serving as Chairperson of Taplin, Canida & Habacht LLC since 2016.

Served as President of Taplin, Canida & Habacht LLC from 2008 until 2015 and as President, Managing Principal, and Chief Compliance Officer of Taplin, Canida & Habacht, Inc. (predecessor to Taplin, Canida & Habacht LLC) from 1985 to 2008.

JAMES R. GOBER Age 64

Elected Director in December 2002.

Currently serving as our Chief Executive Officer and President since 2002 and Chairman of the Board since December 2003.

Served in various executive roles within each of Infinity’s insurance company subsidiaries since 1991.

HAROLD E. LAYMAN Age 69

Elected Director in August 2003.

Currently serving as a member of Blount International, Inc.’s Board of Directors since 1999 and as Chair of its Nominating and Corporate Governance Committee.

Served as a member of GrafTech International, Ltd.’s Board of Directors from 2003 until 2014.

Served as President of RiverBend Management Group LLC from 2005 until 2010.

Served as a member of Grant Prideco, Inc.’s Board of Directors and as Chairman of its Audit Committee from 2003 until 2008.

Served as President and Chief Executive Officer of Blount International, Inc. until 2002.

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes, and skills is

contained within the Nominating and Corporate

Governance Committee section of this Proxy Statement)

E. ROBERT MEANEY Age 68

Elected Director in May 2013.

Currently serving as a consultant to the industrial sector.

Currently serving as Distinguished Fellow at the Daugherty Institute of the University of Nebraska.

Served as Senior Vice President from 1998 until 2012 and as Corporate Secretary from 2006 until 2011 of Valmont Industries, Inc.

WILLIAM STANCIL STARNES Age 67

Elected Director in May 2008.

Currently serving as Chairman of the Board of Directors and Chief Executive Officer of ProAssurance Corporation since 2007.

Currently serving as a member of the Board of Directors of National Commerce Corporation since 2014, as Chairman of its Risk and Corporate Nominating Committees, as a member of its Compensation Committee, and as a member of the Board of Directors of its subsidiary, National Bank of Commerce, since 2010.

Served as a member of the Board of Directors of Alabama National Bancorporation from 1998 until 2008.

Served as President of Administration and Planning for Brasfield & Gorrie from 2006 until 2007.

Served as Senior Partner of the law firm of Starnes & Atchison LLP until 2006.

JAMES L. WEIDNER Age 68

Elected Director in August 2015.

Currently serving as an insurance industry consultant and as President of Weidner Enterprises, LLC.

Served as Chief Executive Officer of Cooperative of American Physicians from 1995 until 2015.

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes, and skills is

contained within the Nominating and Corporate

Governance Committee section of this Proxy Statement)

SAMUEL J. WEINHOFF Age 65

Elected Director in May 2004.

Currently serving as an insurance industry consultant.

Currently serving as a member of Allied World Assurance Company Holdings, Ltd.’s Board of Directors since 2006, as Chairman of its Compensation Committee, and as a member of its Audit, Enterprise Risk, Executive and Investment Committees.

Served as a member of the Board of Directors of Inter-Atlantic Financial, Inc. from 2007 until 2009.

Served as Managing Director and Head of Schroders & Co.’s U.S. Financial Institutions Group, Investment Banking from 1997 until 2000.

Served as Managing Director at Lehman Brothers from 1985 until 1997.

PROPOSAL 2:	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INFINITY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR

The Audit Committee of the Board of Directors has recommended the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016. If the shareholders do not ratify the selection, the Audit Committee may reconsider its selection or decide to continue the engagement of Ernst & Young LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines a change would be in the best interests of Infinity and the shareholders. Additional information about the Audit Committee and Ernst & Young LLP can be found below in the “Audit Committee” section of this Proxy Statement.

The Board recommends you vote

FOR

ratification of the appointment of Ernst & Young LLP as Infinity’s Independent Registered Public Accounting Firm for the 2016 Fiscal Year.

PROPOSAL 3:	TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail below under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our shareholders. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning our executives’ interests with those of our shareholders. Further, our programs require that a substantial portion of each NEO’s compensation be contingent on delivering performance results that benefit our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return.

The vote on this matter is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee. The Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our shareholders to approve, on an advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.

The Board recommends you vote

FOR

approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS

General

Infinity is an Ohio corporation and, therefore, is governed by the corporate laws of Ohio. Because our stock is publicly traded on the NASDAQ Global Select Market and we file reports with the Securities and Exchange Commission, we are also subject to NASDAQ rules as well as various provisions of federal securities laws.

Governance of the corporation is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board of Directors oversees the management of Infinity on your behalf. It reviews Infinity’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends, and undertaking major capital and financing initiatives.

The full Board of Directors met five times during 2015. During 2015, each incumbent director attended at least 75% of the total number of meetings held by the Board and by the Committees on which the director served. The independent members of the Board met three times in 2015 without the presence of management directors.

Our policy is that all directors are expected to attend the annual meetings of shareholders. All directors, who were serving in such capacity at the time, attended the 2015 Annual Meeting of Shareholders.

Leadership Structure

Our Board of Directors has chosen not to separate the roles of Chairman and Chief Executive Officer (“CEO”) but has utilized a lead director (the “Lead Director”) since 2004. On May 19, 2015, the independent directors re-appointed Drayton Nabers, Jr. to serve as the Lead Director and to preside at all Board and Executive Committee meetings until the next annual meeting of shareholders and until his successor is appointed. Our Board, acting through its Nominating and Corporate Governance Committee, has determined, at this time, to continue to utilize a leadership structure that combines the roles of Chairman and CEO based upon the following:

•	The Company maintains a strong and independent Lead Director, as evidenced by the following:

•	The Lead Director reviews and approves the agendas for Board meetings.

•

The Lead Director frequently meets with the independent directors outside of the presence of management in executive sessions of Board meetings and, less formally, on the evening preceding Board meetings.

•	The Board has established a practice of naming the Lead Director as Chair of the Nominating and Corporate Governance Committee.

•	The current Lead Director has prior experience serving as Chairman of a publicly-traded insurance company and is therefore able to act as a strong, independent voice for the independent directors.

•

The current Lead Director resides in Birmingham and is able to meet, in person, with management and serve as a liaison between management and the independent directors in between meetings of the Board.

•

Our Board believes that an active, independent Lead Director can be just as effective in implementing the corporate governance objectives designed to be achieved by separating the roles of Chairman and CEO.

•

The last seven directors nominated to our Board (including Messrs. Adamo and Weidner) were nominated based upon the recommendation of an independent director, not the CEO or any other employee director, and none of the current independent directors were nominated based upon the recommendation of the CEO or any other employee, which indicates a lack of “Board capture” by the CEO.

Risk Oversight

The Company’s management, including and under the supervision of the CEO, has the primary responsibility for managing risks to the Company, subject to Board oversight. The Board has delegated certain of its risk oversight responsibilities to various Board committees. Specifically, the Board has assigned oversight of the Company’s risk management policies and procedures for risks associated with the Company’s investment portfolio to the Investment Committee and for risks associated with the Company’s compensation policies and practices to the Compensation Committee. The Board has delegated to the Audit Committee the responsibility for oversight of the Company’s risk management policies and procedures, except to the extent that such responsibility is delegated to the Investment or Compensation Committee or otherwise retained by the Board. All Board committees regularly report to the Board regarding matters considered and actions taken at committee meetings. Nevertheless, the Board believes that responsibility for oversight of the Company’s risk management efforts ultimately resides with the entire Board. As such, in 2015, the Board reviewed and discussed the Company’s risk management policies and procedures and its risk appetite and tolerance thresholds as part of a strategic planning session between the Board and senior management.

On an annual basis, the Company conducts enterprise risk assessments to identify, monitor, and assess risk exposures. Such assessments may include formal surveys, one-on-one or group discussions, and other methods of gathering and analyzing information regarding current and emerging risks to the Company. Participants in these assessments generally include the Company’s NEOs, Board members, and certain senior managers and professionals in key departments. The Company uses the information gathered from these assessments in (i) its strategic planning process, (ii) identifying the most critical risks facing the Company, and (iii) its efforts to assess and monitor and to mitigate, control, or avoid such risks.

The Company’s Risk Management Committee (the “Risk Committee”), established in 2010 and consisting of the Chief Financial Officer, General Counsel, and other members from the Company’s operational, information technology, legal, accounting, and finance departments, continues to consider output from historical survey results along with updated risk information to further expound the meaning, measure, and correlation of various risks. During 2015, the Risk Committee periodically provided the Audit Committee and the Board with its findings related to the Company’s risk oversight function and, as necessary, management’s plans to maintain the Company’s risk within the risk tolerance thresholds established by the Board.

THE COMMITTEES OF THE BOARD OF DIRECTORS

The directors have organized themselves into the Nominating and Corporate Governance Committee, Audit Committee, Investment Committee, Executive Committee, and Compensation Committee. Except for the Executive Committee, each of these Committees is composed exclusively of Non-Employee Directors that meet the relevant independence requirements established by the NASDAQ Listing Rules, the Sarbanes-Oxley Act, and Securities Exchange Act Rule 10A-3 that apply to their particular assignments. Our Board has determined that all nominees for election to the Board, with the exception of Mr. Gober, meet the independence standards of NASDAQ Listing Rule 5605. Each committee is governed by a charter and each committee’s charter is available under the Investor Relations section of our website located at www.infinityauto.com. Our Board has adopted a Code of Ethics, which is available under the Investor Relations section of our website located at www.infinityauto.com and which applies to all directors, executive officers, and employees of the Company. A copy of the Code of Ethics will also be provided without charge upon written request sent to our Corporate Secretary at the address shown on the cover page of this Proxy Statement. To the extent permitted by NASDAQ Listing Rule 5610, any amendments to or waivers from the Code of Ethics will be posted on our website within four business days after the date of an amendment. Any amendments to or waivers from the Code of Ethics may be disclosed on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure.

Our Board has adopted a process to facilitate written communications by shareholders to the Board. Shareholders who wish to write to the Board or a specified director or committee of the Board should send correspondence to the Corporate Secretary at 3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243. All communications received from shareholders are screened by the Corporate Secretary and, other than trivial or inappropriate items, are forwarded to the full Board, or to a specific Board member or committee if designated by the shareholder. Trivial items will be delivered to the Board at its next scheduled meeting. Anyone who wishes to communicate with a specific Board or committee member should send instructions asking that the submitted communication be forwarded to the director or to the appropriate committee chair.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is composed of Drayton Nabers, Jr. (Chair), Angela Brock-Kyle, Harold E. Layman, and Samuel J. Weinhoff and met two times during 2015. Our Board of Directors has established a charter for the Nominating and Corporate Governance Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com and is reviewed annually by the Nominating and Corporate Governance Committee. Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the composition, function, and needs of the Board and reviewing, evaluating, and developing corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

•	identify individuals qualified to be Board members consistent with criteria established by the Board;

•	lead all performance evaluations of the Board or of any Board committee;

•	recommend nominees to the Board for the next annual meeting of shareholders;

•	review the structure of the Board and its committees;

•	review each non-employee director’s relationships with the Company and recommend to the Board which directors should qualify as “independent” under applicable SEC and NASDAQ rules;

•	consider matters of corporate governance and establish and review the Corporate Governance Guidelines implemented by the Board;

•	consider issues involving possible conflicts of interest of Board members or the Company’s senior executives;

•	review and establish all matters pertaining to compensation, benefits, fees, and retainers paid to directors; and

•	consider and review on an annual basis the succession plans for the Company’s NEOs, with the succession planning for the CEO to be considered in conjunction with the Board.

Directors, members of management, shareholders, or industry, or professional organizations may suggest nominees. The Nominating and Corporate Governance Committee is also able to use the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director.

In identifying and considering candidates for nomination to our Board, whether recommended by officers, directors, shareholders, or others, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee charter, the needs of Infinity, the range of talent and experience represented on the Board, and the personal qualities of a candidate that might contribute to the overall diversity of the Board. The Nominating and Corporate Governance Committee also evaluates the ability of a nominee to devote the time and attention necessary to fulfill his or her responsibilities. Shareholders desiring to submit recommendations for nominations by the Nominating and Corporate Governance Committee to the Board should direct them to the Corporate Secretary at the address shown on the cover page of this Proxy Statement.

Following the passing of one of our directors in March 2015 and upon the recommendation of Mr. Starnes, the Nominating and Corporate Governance Committee considered James L. Weidner as a potential candidate for the Board. On July 31, 2015, the Board acted to expand the size of our Board from eight to nine directors and elected Mr. Weidner to fill the newly created vacancy effective as of August 4, 2015. Upon the recommendation of Messrs. Nabers and Weidner, the Nominating and Corporate Governance Committee considered Victor T. Adamo as a potential candidate for the Board. The Nominating and Corporate Governance Committee recommended at its February 23, 2016 meeting that the Board nominate Mr. Adamo for election and the current directors for re-election to the Board; however, Mr. Nabers had announced his intent to retire from the Board and consequently declined to stand for re-election. The Nominating and Corporate Governance Committee considered the experience, qualifications, attributes and skills, as set forth below, of each such director and nominee in recommending the nominees to serve on the Board of Directors.

Nominee	Specific Experience, Qualifications, Attributes, and Skills
Victor T. Adamo

This director was nominated to stand for election to the Board because of i) his managerial expertise gained through his service as a senior executive, including as President and as CEO and President, respectively, of two publicly-traded property and casualty insurance companies, ii) his knowledge of the property and casualty insurance industry, including personal auto insurance, iii) his experience in legal, regulatory, and compliance matters gained through the practice of law and implementation of enterprise risk management and compliance initiatives, and iv) his experience serving on the board of directors of publicly-traded companies, including companies in the insurance services industry.

Angela Brock-Kyle

This director was nominated to stand for re-election to the Board because of i) her knowledge of the financial markets and investment community, including her experience of managing multi-billion dollar investment portfolios and of developing and implementing risk management strategies and procedures, ii) her knowledge and experience gained through serving on the Board of Directors of non-profit institutions, and iii) her knowledge of the Company gained through her tenure on its Board of Directors.

Teresa A. Canida

This director was nominated to stand for re-election to the Board because of i) her knowledge of the financial markets and investment community, including her experience serving as President and managing principal of an investment advisory firm, ii) her entrepreneurial skills established through co-founding a multi-billion dollar investment advisory firm, iii) her knowledge and understanding of the Company’s core Hispanic customer base, and iv) her knowledge of the Company gained through her tenure on its Board of Directors.

Nominee	Specific Experience, Qualifications, Attributes, and Skills
James R. Gober

This director was nominated to stand for re-election to the Board because of i) his position as Chairman, CEO and President of Infinity and the Board’s belief about the appropriateness of combining the roles of Chairman and CEO, ii) his extensive knowledge and understanding of all facets of Infinity’s operations and its personnel gained through his current position and his service with the Company (and its predecessor companies) in various capacities over several decades, iii) his managerial expertise demonstrated through the financial performance of the Company during his tenure, and iv) his extensive knowledge of and experience in the insurance industry.

Harold E. Layman

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as Chairman and CEO of a publicly-traded company, ii) his knowledge of and experience in matters of corporate finance and corporate consolidations, and iii) his experience serving as a director of several publicly-traded companies, including Infinity, and serving on the audit and compensation committees of other such companies’ boards.

E. Robert Meaney

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as a senior executive and as President of the international operations of a large, publicly-traded, multinational company, ii) his knowledge and experience in matters of corporate governance, government affairs, and compliance gained through his service as Corporate Secretary with supervisory responsibility for the legal department of a large, publicly-traded, multinational company, and iii) his knowledge of the Company gained through his tenure on its Board of Directors.

William Stancil Starnes

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as Chairman and CEO of a publicly-traded property and casualty insurance company, as the senior managing partner of a Birmingham-based law firm, and as the President of Administration and Planning for a general contracting and construction management firm, ii) his knowledge of the property and casualty insurance industry, including his experience as an attorney representing insurance companies, and iii) his experience serving on the board of directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

James L. Weidner

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as CEO of a large Medical Professional Liability Trust and Insurance Company, ii) his knowledge of the property and casualty insurance industry, including his experience with three major insurance companies serving in such roles as Claim Director, General Manager and Regional SVP, and as an industry consultant, and iii) his knowledge of the company gained through his tenure on its Board of Directors.

Samuel J. Weinhoff

This director was nominated to stand for re-election to the Board because of i) his knowledge of the property and casualty insurance industry gained through his experience as a reinsurance underwriter, a buy and sell side equity research analyst and an insurance industry consultant, ii) his knowledge of the financial markets, investment community, and financial services industry gained from his service as a managing director with two different investment banks, and iii) his experience serving on the board of directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

AUDIT COMMITTEE

General

The Audit Committee is composed of Samuel J. Weinhoff (Chair), Angela Brock-Kyle, Harold E. Layman, E. Robert Meaney, William Stancil Starnes, and James L. Weidner and met four times during 2015. Each member of the Audit Committee meets the financial literacy requirements under the NASDAQ Listing Rules. The Board has determined that Mr. Weinhoff is an “audit committee financial expert.” The Board based this determination upon Mr. Weinhoff’s previous work experience, which has included preparing GAAP and statutory basis financial statements for a large property and casualty insurer, serving as an insurance industry analyst at a major investment bank, serving as an investment banker in the insurance industry, and teaching statutory accounting classes. All members of the Audit Committee are “independent” as that term is used in the NASDAQ Listing Rules and under Rule 10A-3 of the Securities Exchange Act of 1934.

Our Board of Directors has established a charter for the Audit Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com and is reviewed annually by the Audit Committee.

The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements by our independent registered public accounting firm (the “Independent Auditor”). The Audit Committee is responsible for the appointment, compensation, retention, and oversight of our Independent Auditor. The Audit Committee also evaluates information received from the Independent Auditor and management to determine whether the Independent Auditor is independent of management. The Independent Auditor reports directly to the Audit Committee. Ernst & Young was the Independent Auditor retained by the Audit Committee for the 2015 fiscal year. Representatives from Ernst & Young will attend the 2016 Annual Meeting of Shareholders, have an opportunity to make a statement, and be available to respond to appropriate questions.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by Infinity concerning accounting, internal accounting controls, or auditing matters, and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

FEES PAID TO INDEPENDENT AUDITOR

The Audit Committee approved all of the fees provided below. Aggregate fees billed by Ernst & Young for the fiscal years ended December 31, 2015 and December 31, 2014 were:

	2015	2014
Audit Fees	$1,430,728	$1,399,200
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

	$1,430,728	$1,399,200

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee, or its Chair, pre-approves all audit and non-audit services (including the fees and terms of the services) performed by our Independent Auditor prior to the commencement of such services. The Chair reports to the full Audit Committee at each of its meetings, and the Audit Committee considers and ratifies, where appropriate, those items that the Chair properly authorized between meetings. For these purposes, the Audit Committee or its Chair is provided with information as to the nature, extent, and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. No non-audit services were performed by our Independent Auditor during 2015 or 2014.

The Audit Committee has submitted the following report to shareholders:

REPORT OF THE AUDIT COMMITTEE

On February 24, 2015, the Audit Committee retained Ernst & Young as Infinity’s independent public accounting firm for fiscal year 2015. At its meeting on February 23, 2016, the Audit Committee reviewed and discussed with management and Ernst & Young the results of the 2015 audit, including the audited financial statements and the assessment of the effectiveness of internal controls. The Audit Committee discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young that firm’s independence and determined that Ernst & Young was independent.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Infinity’s audited financial statements for the year ended December 31, 2015 be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

Samuel J. Weinhoff (Chair)

Angela Brock-Kyle

Harold E. Layman

E. Robert Meaney

William Stancil Starnes

James L. Weidner

INVESTMENT COMMITTEE

The Investment Committee is composed of Teresa A. Canida (Chair), E. Robert Meaney, Drayton Nabers, Jr., and James L. Weidner and met five times during 2015. Our Board of Directors has established a charter for the Investment Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com. The purpose of the Investment Committee is to assist the Board in monitoring, evaluating, and overseeing the investment policy, strategies, transactions, and performance of the Company and its subsidiaries. The Investment Committee is responsible for reviewing and approving the Company’s investment policy. The Company’s investment policy contains guidelines, objectives, and standards designed to mitigate market, credit, and liquidity risks through the establishment of parameters designed to achieve diversification of the Company’s fixed income investments. The Company’s investment policy also establishes a benchmark index against which the performance of its investment managers is assessed. The Investment Committee is, and pursuant to its charter is required to be, composed of at least three directors that all satisfy the independence requirements established by the NASDAQ Listing Rules.

EXECUTIVE COMMITTEE

The Executive Committee is composed of James R. Gober (Chair), Drayton Nabers, Jr., William Stancil Starnes, and Samuel J. Weinhoff and did not meet in 2015. The Executive Committee has the authority to exercise the power and authority of the Board of Directors between meetings of the Board, subject to any limitation imposed by law, the Amended and Restated Articles of Incorporation, the Code of Regulations, or any resolution of our Board. On an emergency basis, the Executive Committee has the authority to appoint an interim CEO pending appointment of a permanent or successor interim CEO by the full Board. Our Board of Directors has established a charter for the Executive Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com.

COMPENSATION COMMITTEE

The Compensation Committee is composed of Harold E. Layman (Chair), Teresa A. Canida, and William Stancil Starnes and met two times during 2015. Our Board has established a charter for our Compensation Committee, which is available under the Investor Relations section of our website at www.infinityauto.com and is reviewed annually by our Compensation Committee.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during the year ended December 31, 2015 or at any other time prior to that year nor has any member of the Compensation Committee been an officer of the Company or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for establishing the Company’s executive compensation philosophy and the level of compensation of our NEOs. Except as otherwise noted, all references to NEOs include the following:

•	For periods and actions on or prior to August 31, 2015:

•	James R. Gober, Chairman, CEO, and President;

•	Roger Smith, Former Executive Vice President, Chief Financial Officer, and Treasurer;

•	Samuel J. Simon, Executive Vice President, General Counsel, and Assistant Secretary;

•	Glen N. Godwin, Senior Vice President, Business Development; and

•	Scott C. Pitrone, Senior Vice President, Product Management,

•	For actions between September 1, 2015 and October 18, 2015:

•	Messrs. Gober, Simon, Godwin, and Pitrone, and

•	For actions on or after October 19, 2015:

•	Messrs. Gober, Simon, Godwin, and Pitrone, and

•	Robert H. Bateman, Executive Vice President, Chief Financial Officer, and Treasurer.

Executive Summary

In 2015, the Company’s gross written premium grew 2.0%. Net earnings per diluted share decreased 8.9% compared to 2014 primarily due to a decrease in underwriting income as the result of an increase in the accident year combined ratio from 96.4% at December 31, 2014, to 97.8% at December 31, 2015. Total shareholder return for 2015 was 8.7%. We believe our compensation programs appropriately rewarded our executive team for the Company’s performance in 2015 and over a long-term basis. In 2015, Mr. Smith, who had served as our Chief Financial Officer since 2002, retired. We hired Mr. Bateman as our new Chief Financial Officer, and we entered into an employment agreement with him. We took several compensation related actions in 2015 in connection with these developments.

2015 Compensation Decisions

The Compensation Committee took the following executive compensation actions for 2015:

•	We maintained salaries and target annual incentive opportunities at the same levels established in 2014 for all NEOs.

•	We paid annual incentives to the NEOs that were 71.7% of target, as compared to 143.3% of target for the prior year.

•

We granted Performance Shares under the Amended and Restated 2013 Stock Incentive Plan (the “2013 Stock Plan”) to our NEOs to incentivize long-term performance over the 3-year 2015-2017 Performance Period and reduced the maximum rate at which such Performance Shares may convert into shares of common stock from 300% to 200%.

•

We determined that the Performance Share Units granted to our NEOs in 2013 under the Second Amended and Restated 2008 Performance Share Plan (the “Performance Share Plan”) for the 2013-2015 Performance Measurement Cycle paid out at 82.02% of target. We likewise determined that the Performance Shares granted to Mr. Bateman under the 2013 Stock Plan for the 2013-2015 Performance Period also paid out at 82.02% of target. These payouts resulted in our NEOs receiving shares of common stock.

•

We approved a retirement and consulting payment to Mr. Smith of $808,673 in exchange for his surrender of the right to receive future payments for outstanding grants under the Performance Share Plan and 2013 Stock Plan.

•	Pursuant to the terms of Mr. Bateman’s employment agreement, we took the following actions regarding his compensation:

•	Established a base annual salary of $400,000,

•	Granted Performance Shares under the 2013 Stock Plan for the 2013-2015, 2014-2016, and 2015-2017 Performance Periods, and

•	Granted time-based restricted stock in order to enhance long-term retention. Restricted stock is generally awarded every three years, with the prior grant to the other NEOs made in 2014.

In the aggregate:

•

The total cash compensation (the sum of salary, annual incentive compensation, Mr. Bateman’s fixed 2015 bonus, and Mr. Smith’s retirement and consulting payment) for the NEOs, as a group (including both Mr. Bateman and Mr. Smith), decreased by 8.0% for 2015 compared to 2014.

•

Total direct compensation (the sum of salary, annual incentive compensation, restricted stock awards, the payout from the Performance Share Plan and 2013 Stock Plan, Mr. Bateman’s fixed 2015 bonus, and Mr. Smith’s retirement and consulting payment) for the NEOs, as a group (including both Mr. Bateman and Mr. Smith), decreased by 37.6% for 2015 compared to 2014. Reduced annual and long-term incentive compensation accounted for approximately two-thirds of this decrease with the remainder attributable to the effect of the restricted stock awards made in 2014.

2016 Compensation Decisions

The Compensation Committee made the following compensation decisions in early 2016 related to our NEOs:

•	We increased Mr. Godwin’s salary from $280,000 to $300,000 and maintained the salaries of the other NEOs at the same level.

•

We maintained the target annual incentive opportunities under the Annual Executive Bonus Plan for 2016 at the same levels established in 2015 for all NEOs, except for Messrs. Godwin and Pitrone each of whose target annual incentive opportunity was increased from $225,000 to $250,000.

•	We established performance targets for the Annual Executive Bonus Plan for 2016 performance.

•	We granted Performance Shares under the 2013 Stock Plan to all NEOs and established Performance Goals for the 2016-2018 Performance Period.

2015 Say-on-Pay Vote Results

At our 2015 Annual Meeting of Shareholders, Infinity held an advisory vote on the compensation of the NEOs, commonly referred to as a say-on-pay vote. Our shareholders overwhelmingly approved the compensation of our NEOs, with over 98% of votes cast in favor of our 2015 say-on-pay resolution. Based on the results of the 2015 say-on-pay vote and advice from the Compensation Committee’s independent compensation consultant, Pearl Meyer (“PM”), formerly known as Pearl Meyer & Partners, the Compensation Committee concluded that our executive compensation program achieves the goals of our executive compensation philosophy and has the support of an overwhelming majority of our shareholders. Therefore, the Compensation Committee has reaffirmed the elements of the Company’s executive compensation plans and policies, with such modifications as described above and herein.

Roles of the Committee, Compensation Consultant and Management

The Compensation Committee is comprised solely of independent directors and is responsible for determining the compensation of our CEO and other NEOs. The Compensation Committee receives assistance during its evaluation process from: (1) PM and (2) our CEO.

The Compensation Committee reviews and approves our CEO’s and other NEOs’ compensation annually and makes determinations regarding adjustments and other changes in salary, annual incentive plans, and long-term incentive plans.

Our CEO reviews the compensation of the other NEOs annually and makes recommendations to the Compensation Committee regarding the other NEOs’ base salaries, annual incentives, and long-term incentive compensation plans.

During its March 6, 2015 meeting, our Compensation Committee considered the findings and recommendations of PM resulting from its 2013 engagement, as further discussed herein, in establishing the 2015 compensation packages for the NEOs and the recommendations of Mr. Gober in establishing the 2015 compensation packages for the NEOs, other than himself. At this meeting, the Compensation Committee elected to maintain base salaries and the target annual incentive opportunities at the same level established in 2014 and to award an equal number of Performance Shares for the 2015-2017 Performance Period to each NEO.

In 2015, PM was retained by and reported directly to the Compensation Committee. PM, at the Compensation Committee’s request, regularly provides independent advice on current trends in compensation design, and provides executive compensation data and compensation program proposals to assist in evaluating and setting the overall structure of our executive compensation program and the compensation levels of our NEOs. PM does not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive officer compensation. The Compensation Committee evaluated whether any work performed by PM raised any conflict of interest and determined that it did not.

Compensation Philosophy and Objectives

Our Compensation Committee focuses on the dual objectives of motivating the NEOs primarily through incentive plans of both short and long-term duration and also retaining them over the long-term. Currently, the incentive plans consist of a cash incentive plan based on the achievement of annual performance goals and an equity incentive plan that provides payouts in common stock based on the achievement of long-term goals. Our Compensation Committee believes compensation should be designed with sufficient base compensation to be market competitive and to avoid excessive turnover, while also containing a sufficient “at-risk” component to reinforce key business and strategic objectives and to provide the NEOs with an incentive to perform at or above expectations.

While our Compensation Committee believes incentive compensation should include both a short and a long-term component, the Compensation Committee has not formulated any particular benchmark with respect to the percentage of compensation that should come from each component. Our Compensation Committee considers a number of factors when establishing or recommending overall compensation for the NEOs. These factors include, but are not limited to:

•	the extent to which corporate financial performance objectives have been met,

•	the scope of an individual’s responsibility and ability to influence the Company’s results and strategic initiatives,

•	financial performance over a sustained period of time,

•	the alignment of the interests of management with our Company’s shareholders,

•	the compensation levels and practices of peer group companies, and

•	the level of an individual’s experience, past performance, and future potential.

It is also our Compensation Committee’s view that when considering compensation programs for employees, those occupying the highest positions of authority and responsibility should have a larger portion of their compensation tied to long-term performance and such compensation should be linked more closely to the Company’s common stock performance, i.e. equity-based, as compared to employees occupying lower level positions of authority and responsibility. The Company uses performance share awards in furtherance of this philosophy.

On an annual basis, our Compensation Committee approves incentive plans for the NEOs. Our Compensation Committee believes the Company’s operational performance is guided by two primary factors, combined ratio and growth in written premiums, which management must balance to obtain optimum results. Therefore, the annual and long-term incentive compensation plans for the NEOs contain performance goals based on these two factors, i.e. combined ratio and growth in written premiums, measured either independently or in combination with each other. Additionally, our Compensation Committee believes a return metric is of significant importance to shareholders and an important measure of the financial performance of the Company. For 2015, our Compensation Committee chose to use operating return on equity as a return metric and also growth in book value per share.

Similar to prior years, growth in gross written premiums, accident-year combined ratio, and operating return on equity were components of the NEOs’ 2015 annual incentive compensation but with growth in book value per share being added as a fourth component. Similar, but more inclusive measures are in place for the three-year Performance Period associated with Performance Share grants from our 2013 Stock Plan and consist of statutory accident-year combined ratio and growth in net written premiums.

The majority of the incentive compensation attainable under both the annual and long-term incentive plans is contingent upon underwriting profitability (as opposed to rewarding growth in premiums without regard to profitability or rewarding gains arising from the Company’s investment portfolio). Furthermore, such long-term incentive compensation is paid in the form of Company common stock that the NEOs are required to retain until satisfying minimum stock ownership requirements, as described in the “Executive Stock Ownership Guidelines” section of this Proxy Statement. As such, the Compensation Committee believes the incentive compensation plans do not encourage our NEOs to take unnecessary or excessive risks and are directly related to the Company’s financial goals and long-term strategy.

Principal Guides and Benchmarks Used for Setting Executive Compensation

2015 Executive Compensation Review

In 2013, our Compensation Committee engaged PM for the following:

•	to assist in selecting a peer group of companies from which to evaluate the pay levels, including salary and short- and long-term incentive compensation, for each NEO,

•	to compare target pay for the NEOs against the Company’s peer group and identify whether the compensation for any of the NEOs should be adjusted to better align with the peer group,

•

to evaluate the alignment of the NEOs’ actual pay and the Company’s performance against the peer group and determine whether the Company’s relative NEO compensation is appropriately aligned with the Company’s performance, and

•

to review the NEOs’ employment agreements and the Company’s short- and long-term incentive compensation plans and advise on the appropriateness of the terms and conditions contained in such agreements and plans.

In its 2013 assessment, PM recommended, and our Compensation Committee concurred, that executive pay should be analyzed against the following peer group (the “Peer Group”):

Donegal Group, Inc.

EMC Insurance Group, Inc.

Mercury General Corporation

National Interstate Corporation

ProAssurance Corporation

RLI Corp.

Safety Insurance Group, Inc.

Selective Insurance Group, Inc.

State Auto Financial Corporation

United Fire Group, Inc.

In performing its 2013 assessment, PM examined the executive compensation data furnished in the 2013 proxy statements of the Peer Group companies along with data compiled in compensation surveys. PM also examined the prior one- and three-year financial performance data, with a focus on revenue and gross written premium growth and on book value, profitability, and operating return on equity in accordance with the Company’s strategy.

The Company was at or above the 75th percentile versus the Peer Group in size, growth, and profitability measures including the key performance criteria used in the annual and equity incentive plans during the three years covered by the study (2010-2012).

The Compensation Committee considered the results of PM’s review and its recommendations in establishing 2014, 2015, and 2016 executive compensation.

Chief Financial Officer Transition

On April 22, 2015, Mr. Smith announced to the Company his plan to retire at the end of August 2015. Mr. Smith requested a retirement and consulting package (the “Retirement Package”), payable in cash upon his retirement, equal to one-half of his targeted annual bonus base under the Annual Executive Bonus Plan for 2015, five-ninths of his Performance Share award for the 2014-2016 Performance Period, and eight-ninths of his Performance Share Units awarded under the Performance Share Plan for the 2013-2015 Performance Measurement Cycle with the conversion rate for such Performance Shares and Performance Share Units determined by the Company’s performance through the end of the second quarter of 2015. In exchange for the Retirement Package, Mr. Smith would agree to forfeit his outstanding grants under the 2013 Stock Plan, the Performance Share Plan, and Annual Executive Bonus Plan (collectively, the “Incentive Plans”) and any rights to further payment thereunder, remain with the Company until the end of August 2015, and provide consulting and other services to assist with his successor’s transition.

The Company considered Mr. Smith’s proposed Retirement Package and determined that, under the terms of its Incentive Plans, Mr. Smith would be entitled to receive two-ninths of his Performance Share award for the 2015-2017 Performance Period, five-ninths of his Performance Share award for the 2014-2016 Performance

Period, and eight-ninths of his Performance Share Units awarded under the Performance Share Plan for the 2013-2015 Performance Measurement Cycle with payment to be made in shares of common stock following the conclusion of, and based upon performance through, the end of each of these three year periods. The Compensation Committee retained PM to consider the reasonableness and appropriateness of Mr. Smith’s proposed Retirement Package. PM reviewed the proposed Retirement Package. PM noted that the size of the proposed Retirement Package did not materially differ from that which would be available under the terms of the Incentive Plans, would be based upon actual performance results, and would require Mr. Smith to forfeit all outstanding unvested equity grants. PM noted that the primary difference between the compensation provided by the proposed Retirement Package and the compensation to which he would otherwise be entitled under the Incentive Plans involves only the timing and form of payment to Mr. Smith. PM therefore concluded that the Retirement Package was reasonable.

On August 18, 2015, the Company and Mr. Smith memorialized the terms of the Retirement Package by entering into a retirement and consulting agreement (the “Retirement Agreement”) pursuant to which Mr. Smith is entitled to receive, following his retirement, a payment of $808,673, which was derived from and based upon performance results through the end of the second quarter of 2015 and the average closing trading price of the Company’s common stock for a five day period commencing two days following the release of the Company’s earnings for the second quarter of 2015. Under the Retirement Agreement, certain provisions of Mr. Smith’s employment agreement, including the two-year non-competition, non-diversion, non-recruitment, non-disclosure, non-disparagement, and litigation cooperation covenants, which are further described in the “Employment Agreements / Change-in-Control Arrangements” section of this Proxy Statement, survive following the termination of his employment.

On October 19, 2015, Mr. Bateman commenced employment with the Company, entered into an employment agreement with the Company, and was appointed Executive Vice President, Chief Financial Officer, and Treasurer of the Company. Under the terms of this employment agreement, the Company, acting through its Board of Directors and Compensation Committee, agreed to compensate Mr. Bateman as follows:

•	Annual base salary of at least $400,000,

•	A fixed bonus of $200,000 for 2015,

•	Participation in the Annual Executive Bonus Plan beginning in 2016 with a minimum target bonus of at least $320,000,

•	An award of three-year cliff vesting restricted stock in the amount of 7,471 shares under the 2013 Stock Plan, and

•

Performance Share grants under the 2013 Stock Plan in the following amounts and subject to identical performance criteria as previously approved by the Compensation Committee for the other NEOs for each of the following Performance Periods:

•	3,500 Performance Shares for the 2013-2015 Performance Period,

•	5,552 Performance Shares for the 2014-2016 Performance Period,and

•	5,085 Performance Shares for the 2015-2017 Performance Period.

The Compensation Committee and the Board of Directors determined that this compensation package was appropriate, given i) the limited availability of individuals with a combination of chief financial officer, industry, and public company experience and the highly competitive market for such persons, ii) Mr. Bateman’s compensation package with his then current employer, iii) the prevailing level of compensation for chief financial officers at comparable companies, iv) the desire to maintain a similar balance between fixed compensation and short- and long-term incentive compensation as that established for the other NEOs, and v) the desire to align Mr. Bateman’s incentive compensation, in both amount and performance objectives, with the incentive compensation of the other NEOs.

2015 Executive Compensation Components

Our Compensation Committee chose, as has been the practice in prior years, to compensate the NEOs through each of the compensation components summarized in the following table and described in greater detail below. The Compensation Committee based this decision upon i) its satisfaction with the historical performance results achieved under the philosophy and design of our existing compensation program, ii) existing contractual obligations to provide certain minimum levels of compensation to the NEOs, and iii) prior guidance and advice from PM.

Component	Purpose	Summary Description	Significant Changes since Last Year’s Proxy Statement
Salary	To provide a consistent base level of compensation commensurate with an NEO’s duties and responsibilities.	Consists of a fixed amount paid on a bi-weekly basis.	Effective March 13, 2016, Mr. Godwin’s annual base salary was increased from $280,000 to $300,000.

Annual Performance Incentive Plans	To provide incentive compensation for achievement of short-term goals.	Consists of the Annual Executive Bonus Plan, which is a cash-based incentive plan designed to reward growth in gross written premiums, combined ratio performance, operating return on equity, and growth in book value per share.	For 2016, the Company’s statutory combined ratio will be measured on a calendar-year, as opposed to, accident-year basis and growth in gross written premiums will be measured on a countrywide, as opposed to “Focus States” (as defined below), basis and the weightings for the operating return on equity and growth in gross written premiums metrics were changed from 15% and 20%, respectively, to 20% and 15%, respectively.

Performance Shares	To provide incentive compensation for performance measured over a three-year period and to align the NEOs’ interests with those of the shareholders by linking compensation to the Company’s stock price.	Consists of an equity-based incentive to reward performance as measured by growth in net written premiums and statutory combined ratio with, prior to 2015, the opportunity for additional compensation for profitable growth in specific geographic regions above a certain threshold.	For the 2016-2018 performance period, the Company’s statutory combined ratio will be measured on a calendar-year, as opposed to, accident-year basis.

Component	Purpose	Summary Description	Significant Changes since Last Year’s Proxy Statement
Restricted Stock	To provide a long-term incentive for each NEO to remain with the Company and to align the NEOs’ interests with those of the shareholders by linking the value of such incentive to the Company’s stock price.	Consists of an outstanding restricted stock grant containing a three-year cliff vesting provision made to each current NEO, other than Mr. Bateman, in 2014 and to Mr. Bateman on October 19, 2015.	On October 19, 2015, the Compensation Committee granted 7,471 shares of restricted stock to Mr. Bateman, which will vest 3 years from the date of grant. The Compensation Committee does not anticipate granting any additional restricted stock until the 2014 grants vest in 2017.

Retirement and Deferred Compensation Plans	To provide vehicles for NEOs and other employees to receive replacement income upon termination of their employment with the Company.	Consists of the Company’s 401(k) Plan, a non-qualified supplemental retirement plan (“SERP”) and a deferred compensation plan (“DCP”).	None.

As used herein, “Focus States” means the Company’s private passenger automobile insurance business in Arizona, California, Florida, and Texas and its commercial vehicle business in all states.

•	Salary

Minimum salaries for each of the NEOs are established pursuant to existing employment agreements. Except for Mr. Bateman, who was hired in October 2015, the annual base salaries for the NEOs in 2015 were unchanged from 2014 and were as follows (on an annualized basis):

Executive	Salary
James R. Gober	$575,000
Robert H. Bateman	$400,000
Samuel J. Simon	$420,000
Glen N. Godwin	$280,000
Scott C. Pitrone	$265,000
Roger Smith	$325,000

•	Annual Performance Incentive Plans

The Annual Executive Bonus Plan was established and approved by our shareholders in 2015. Our Compensation Committee structured the Annual Executive Bonus Plan for 2015 based on the attainment of certain performance goals related to four (4) performance measures:

•	Operating Return on Equity,

•	Statutory Accident-Year Combined Ratio, and

•	Gross Written Premium Growth in Focus States, and

•	Growth in Book Value per Share.

In establishing performance targets under both the Annual Executive Bonus Plan and the 2013 Stock Plan (prior to 2014, the Performance Share Plan), our Compensation Committee considers the following factors:

•	Alignment of the targets with the Company’s annual budget and long-term strategic plan, which are reviewed and approved by the Board,

•	The Company’s cost of capital,

•	Industry trends and the competitive environment, and

•	Prevailing macroeconomic conditions.

The table below identifies the target and maximum award opportunities under the Annual Executive Bonus Plan for 2015, in which all eligible NEOs participated. The maximum award is 200% of the target award.

Executive	Target Award	Maximum Award
James R. Gober	$575,000	$1,150,000
Robert H. Bateman*	N/A	N/A
Samuel J. Simon	$320,000	$640,000
Glen N. Godwin	$225,000	$450,000
Scott C. Pitrone	$225,000	$450,000
Roger Smith	$255,000	$510,000

*	Mr. Bateman did not participate in the Annual Executive Bonus Plan for 2015.

Weightings were assigned to each performance measure in the Annual Executive Bonus Plan for 2015, as follows:

•	A 15% weighting was assigned to Operating Return on Equity,

•	A 55% weighting was assigned to Statutory Accident-Year Combined Ratio,

•	A 20% weighting was assigned to Gross Written Premium Growth in Focus States, and

•	A 10% weighting was assigned to Growth in Book Value per Share.

Each NEO was subject to the same performance targets for each of these four performance measures. The performance targets under the Annual Executive Bonus Plan for 2015 were as follows:

Operating Return on Equity (15% weighting)

Target	Percentage Payout
10.0% or above	200%
8.0%	150%
7.0%	100%
6.0% or below	0%

Actual 2015 Operating Return on Equity = 7.3% (equating to 115.0% of target or 17.25% of each NEO’s target annual incentive)

“Operating Return on Equity” means net earnings less (1) realized gains/losses on investments, net of tax; less (2) loss on redemption of debt, net of tax as a percentage of average equity.

Statutory Accident-Year Combined Ratio (55% weighting)

Target	Percentage Payout
94.0% or below	200%
95.0%	150%
96.0%	100%
97.5% or above	0%

Actual 2015 Statutory Accident-Year Combined Ratio = 96.8% (equating to 46.7% of target or 25.69% of each NEO’s target annual incentive)

“Statutory Accident-Year Combined Ratio” means the Statutory Combined Ratio (defined below) less favorable/unfavorable development on prior accident year loss and loss adjustment expense reserves plus GAAP agent balances and premium receivables charged off.

“Statutory Combined Ratio” means the sum of the following ratios: (i) losses and loss adjustment expenses incurred as a percentage of net earned premium and (ii) underwriting expenses incurred, net of fees, as a percentage of net written premium.

Gross Written Premium Growth in Focus States (20% weighting)

Target	Percentage Payout
7.5% or above	200%
6.0%	150%
5.0%	100%
4.0% or below	0%

Actual 2015 Growth in Gross Written Premiums in Focus States = 5.0% (equating to 100% of target or 20.0% of each NEO’s target annual incentive)

“Focus States” means the Company’s private passenger automobile insurance business in Arizona, California, Florida, and Texas and its commercial vehicle business in all states.

Growth in Book Value per Share (10% weighting)

Target	Percentage Payout
7.5% or above	200%
5.5%	150%
4.5%	100%
0.0% or below	0%

Actual 2015 Growth in Book Value per Share = 3.9% (equating to 86.7% of target or 8.67% of each NEO’s target annual incentive)

Straight-line interpolation was used to determine the NEOs’ payouts for those performance results falling between the designated performance targets.

On February 25, 2016, the incentive compensation under the Annual Executive Bonus Plan for 2015 for each of our NEOs was determined by our Compensation Committee to be 71.7% of each NEO’s target amount. The amount of the 2015 payout for each NEO is listed in the table below:

Executive	Target	Actual Award	% of Target
James R. Gober	$575,000	$412,275	71.7%
Robert H. Bateman*	N/A	N/A	N/A
Samuel J. Simon	$320,000	$229,440	71.7%
Glen N. Godwin	$225,000	$161,325	71.7%
Scott C. Pitrone	$225,000	$161,325	71.7%
Roger Smith**	$255,000	$0	0.0%

*	Mr. Bateman did not participate in the Annual Executive Bonus Plan for 2015.
**	Mr. Smith retired on August 31, 2015 and was therefore not entitled to a payout under the Annual Executive Bonus Plan for 2015.

•	Performance Shares/Units

As noted above, our Compensation Committee believes a meaningful portion of an NEO’s overall compensation should be equity-based. In 2008, our Board and shareholders approved the 2008 Performance Share Plan. In 2008, our Board amended the 2008 Performance Share Plan to reduce the number of shares available for issuance to 500,000 from 1,000,000. In 2010, our Board and shareholders approved the Second and

Amended 2008 Performance Share Plan. At the conclusion of each three-year Performance Measurement Cycle, which begins on January 1st of year 1 and ends on December 31st of year 3, each Performance Share Unit will convert to between 0 to 3 shares of common stock depending on the performance results.

In 2013, our Board and shareholders approved the 2013 Stock Plan. In 2013, our Board amended the 2013 Stock Plan to reduce the number of shares available for issuance to 750,000 from 1,000,000. Upon shareholder approval of the 2013 Stock Plan, the Company became prohibited from making further grants under the Performance Share Plan. The 2013 Stock Plan permits the Board, acting through a committee composed of independent, non-employee directors, to grant awards of “Performance Shares” and “Performance Units.” In 2015, the Compensation Committee awarded Performance Shares to each NEO under terms substantially similar to prior awards made under the 2008 Performance Share Plan and 2013 Stock Plan, including the use of a three-year performance period. However, such Performance Shares will now only convert to between 0 to 2 shares, as opposed to 0 to 3 shares in prior years, of common stock depending on the performance results.

Results of the 2013 – 2015 Performance Measurement Cycle

On March 1, 2013, our Compensation Committee approved a target award of 6,479 Performance Share Units to each NEO for the 2013-2015 Performance Measurement Cycle. On October 19, 2015, our Compensation Committee approved a target award of 3,500 Performance Shares to Mr. Bateman under the 2013 Stock Plan and subject to identical “2013-2015 Performance Component Targets” (as defined below) as the other NEOs. In determining the conversion ratio, actual performance was measured against the pre-established 2013-2015 Performance Component Targets, which consisted of:

•

A matrix with the performance results for the annual Growth in Net Written Premiums on one axis and the Statutory Accident-Year Combined Ratio on the other axis, which is used to establish an initial conversion ratio of between 0% to 200% of target, and

•

A matrix with the Compound Annual Growth Rate in Gross Written Premiums in targeted markets on one axis and the Accident Year Combined Ratio in the same targeted markets on the other axis to establish a multiplier of 1.0 to 1.5, which allows for the initial conversion ratio to be increased by up to 1.5 times, thus resulting in a potential payout of between 0% to 300% of target. The Performance Component Targets for the 2013-2015 Performance Measurement Cycle were as follows:

Performance Measure	Threshold	Target	Maximum
Statutory Accident-Year Combined Ratio	98.0%	96.0%	94.5%
Growth in Net Written Premiums	< 1.0%	5.0%	7.5%

The initial conversion ratio was 0% at or below “Threshold” performance, 100% at “Target” performance, and 200% at or above “Maximum” performance, subject to the following actual achievements:

Actual Statutory Accident-Year Combined Ratio = 95.36%

Actual Growth in Net Written Premiums = 3.26%

Actual Initial Conversion Ratio = 82.02%

Compound Annual Growth Rate in Net Written Premiums in targeted markets	Multiplier at Accident Year Combined Ratios within such markets
	98.0%	99.0%	100.0%
<5.0%	1.25	1.10	1.00
7.5%-10.0%	1.37	1.25	1.10
>10.0%	1.50	1.37	1.25

Actual Compound Annual Growth Rate in Net Written Premiums in targeted markets = (3.82)%

Actual Accident Year Combined Ratio within such targeted markets = 95.64%

Actual Targeted Markets Multiplier = 1.00

Actual Final Conversion Ratio = 82.02% x 100.0% = 82.02%

“Growth in Net Written Premiums” means the growth in premiums written on all policies the Company has issued during the period, net of reinsurance.

Straight-line interpolation was used to determine the conversion ratio for performance results that fell between the points on the 2013-2015 Performance Compensation Matrix.

On February 25, 2016, our Compensation Committee determined that each outstanding Performance Share Unit awarded under the Performance Share Plan (and for Mr. Bateman, each Performance Share awarded under the 2013 Stock Plan) for the 2013-2015 Performance Measurement Cycle should convert to 0.8202 shares of common stock, thereby resulting in a payout, to be distributed on April 15, 2016, of 5,313 shares to each of Messrs. Gober, Godwin, Pitrone, and Simon and 2,871 shares to Mr. Bateman.

2014 – 2016 Performance Measurement Cycle

On October 19, 2015, our Compensation Committee approved a target award of 5,552 Performance Shares for Mr. Bateman for the 2014-2016 Performance Period, which is an identical number of Performance Shares as were awarded to the other NEOs on February 28, 2014 for the 2014-2016 Performance Period. This award of Performance Shares is subject to the same 2014-2016 Performance Goals that were established by the Compensation Committee on February 28, 2014 for the other NEOs.

In determining the conversion ratio, actual performance will be measured against the pre-established 2014-2016 Performance Goals, which consist of the following Performance Measures:

•

A matrix with the performance results for the annual Growth in Net Written Premiums on one axis and the Statutory Accident-Year Combined Ratio on the other axis, to establish an initial conversion ratio of between 0% to 200% of target, and

•

A matrix with the Compound Annual Growth Rate in Gross Written Premiums in targeted markets on one axis and the Accident Year Combined Ratio in the same targeted markets on the other axis to establish a multiplier of 1.0 to 1.5, which allows for the initial conversion ratio to be increased by up to 1.5 times, thus resulting in a potential payout of between 0% to 300% of target.

Capitalized terms used in the preceding two paragraphs shall, unless otherwise defined, have the respective meanings set forth in the 2013 Stock Plan.

2015 – 2017 Performance Measurement Cycle

On March 6, 2015, our Compensation Committee approved a target award of 5,085 Performance Shares to each NEO for the 2015-2017 Performance Period. In determining the number of Performance Shares to award, the Compensation Committee divided the average of the intraday high and low price of the Company’s common stock for the last five trading days of calendar year 2014 into $390,000 and rounded up to arrive at the Performance Share award for each NEO. On October 19, 2015, our Compensation Committee approved a target award of 5,085 Performance Shares for Mr. Bateman for the 2015-2017 Performance Period.

In determining the conversion ratio, actual performance will be measured against the pre-established 2015-2017 Performance Goals, which consist of the following Performance Measures:

•

A matrix with the performance results for the annual Growth in Net Written Premiums on one axis and the Statutory Calendar-Year Combined Ratio on the other axis, to establish a conversion ratio of between 0% to 200% of target.

Capitalized terms used in the preceding two paragraphs shall, unless otherwise defined, have the respective meanings set forth in the 2013 Stock Plan.

•	Restricted Stock

As an inducement for Mr. Bateman to accept employment with the Company and to provide a long-term retention incentive, the Company agreed to award Mr. Bateman restricted stock having an approximate value of $608,991, as determined by dividing the average closing trading price of the Company stock for the five trading days preceding the date of grant into $608,991, which is identical to the valuation of the restricted stock award made to each NEO, other than Mr. Gober, in 2014. On October 19, 2015, our Compensation Committee granted to Mr. Bateman 7,471 shares of restricted stock, which will vest on October 19, 2018. Prior to such vesting, these restricted shares shall have no voting rights and shall accrue dividends but not distribute such dividends until vested.

Our Compensation Committee believes that the restricted stock grants made to the NEOs in 2014, which will fully vest on August 5, 2017 (excluding Mr. Smith, whose restricted stock grant was forfeited upon his retirement), continue to provide an adequate retention incentive for the NEOs. As such, no restricted stock grants were made to these NEOs during 2015.

•	Retirement and Deferred Compensation Plans

The Company matches employee contributions to the 401(k) plan in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution, subject to Internal Revenue Code (the “IRC”) qualified defined contribution plans limits.

The Company maintains the SERP in which employees, including NEOs, earning in excess of the IRC annual compensation limit may participate. Effective January 1, 2010, the Company amended the SERP to permit a participant to make contributions into the SERP by deferring a portion of his or her compensation that exceeds the IRC annual compensation limit and to receive a Company matching contribution on such deferrals in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution.

The Company also maintains the DCP into which any eligible participant, including the NEOs, may elect to defer from 5% to 80% of his or her base salary during any calendar year period and/or from 10% to 80% of any direct lump sum incentive payment. The Company does not have a defined benefit retirement plan for its employees, including its NEOs.

•	Perquisites

It is the Company’s philosophy to limit the type and amount of perquisites that it provides to its executives, including its NEOs. As disclosed in the Summary Compensation Tables, Mr. Gober received a personal automobile allowance, and Messrs. Gober and Smith received automobile and homeowner’s insurance premium reimbursements in 2015.

Employment Agreements / Change-in-Control Arrangements

The Company has employment agreements with Messrs. Gober, Simon, Godwin, and Pitrone that will expire on August 11, 2017 and with Mr. Bateman that will expire on October 19, 2018. These NEOs’ employment agreements contain a “double trigger” for payment of severance benefits upon a change-in-control (meaning that an executive is entitled to severance benefits only upon the occurrence of both a change-in-control and termination of employment, as defined in the agreements). Our Board believes such an arrangement is more beneficial to the Company than employment agreements providing for severance benefits solely upon a change-in-control. The employment agreements provide for a base salary of at least $575,000, $400,000, $420,000,

$280,000, and $265,000 for Messrs. Gober, Bateman, Simon, Godwin, and Pitrone, respectively, and an annual incentive opportunity for each NEO. Pursuant to the employment agreements, the annual incentive target must be equal to at least 100% of Mr. Gober’s annual salary, and at least $320,000 (however, for fiscal year 2015, Mr. Bateman received a fixed bonus of $200,000), $320,000, $225,000, and $225,000 for Messrs. Bateman, Simon, Godwin, and Pitrone, respectively.

Each NEO’s employment agreement provides for certain severance benefits in the event the NEO’s employment with the Company is terminated. If any NEO’s employment is terminated by the Company other than for cause, or is terminated by the executive for “good reason,” which includes, among other things, the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company (including by reason of the Company becoming a subsidiary, or under the control, of a company not an affiliate of Infinity), the agreements provide that the NEO will receive payment of:

•	two times the executive’s most recent salary in a lump sum payment;

•

a lump sum payment of $575,000, $320,000, $320,000, $225,000, and $225,000 for Messrs. Gober, Bateman, Simon, Godwin, and Pitrone, respectively, pro-rated based on the actual number of days elapsed in the year in which the executive’s termination takes place, plus $1,150,000, $640,000, $640,000, $450,000, and $450,000 for Messrs. Gober, Bateman, Simon, Godwin, and Pitrone, respectively;

•	100% vesting of restricted shares and restricted share units awarded under the 2013 Stock Plan;

•

lump sum payment in lieu of a contribution into the executive’s 401(k) or SERP account with the amount of the Company match being equal to the executive’s eligible wages and deferral election in effect at the time of termination for a period of 18 months; and

•	payment of the executive’s life insurance and medical and dental benefits for a period of 18 months after termination.

In the event of an NEO’s death or disability, the NEO (or the NEO’s estate) will receive a lump sum payment equal to $575,000, $320,000, $320,000, $225,000, and $225,000 for Messrs. Gober, Bateman, Simon, Godwin, and Pitrone, respectively, prorated based upon the actual number of days elapsed in the year in which the NEO’s termination takes place. Mr. Gober is entitled to accelerated, pro rata vesting of restricted stock upon qualified retirement, provided that at least 50% of the time between the date of grant and date of vesting has elapsed as of the date of such retirement. Regardless of the manner in which an NEO’s employment is terminated, an NEO is entitled to receive amounts earned but unpaid during the NEO’s term of employment. These amounts include accrued but unpaid salary, payment of accrued but unused vacation time, and reimbursement of any incurred business expenses prior to the date of termination. Additionally, an NEO will be entitled to receive all amounts, if any, accrued and vested under our 401(k) Plan, the DCP, and the SERP. All payments set forth in the employment agreement shall be paid in a manner that complies with Section 409A of the IRC.

Pursuant to the terms of each NEO’s employment agreement, each NEO agrees to the following restrictions during the term of the NEO’s employment and for a period of 24 months following the NEO’s termination of employment:

•	Non-Competition. The executive agrees not to compete against the Company.

•	Non-Diversion. The executive agrees not to divert customers or take advantage of business opportunities of which the executive becomes aware during his employment with the Company.

•	Non-Recruitment. The executive agrees not to solicit, induce, or influence or attempt to solicit, induce, or influence any employee of the Company to leave his or her employment.

•	Non-Disclosure. The executive agrees not to disclose confidential information of the Company.

•

Litigation Cooperation. The executive agrees to reasonably cooperate with the Company, at the Company’s expense, by making himself available to testify on behalf of the Company in any action, suit or proceeding and to provide information to the Company or its counsel in regards to such action, suit or proceeding.

•

Non-Disparagement. Both the Company and the executive agree not to make disparaging statements about each other; however, neither party is precluded from making truthful statements or disclosures as required by law, regulation, or the legal process.

Additional Considerations

Executive Share Ownership Guidelines

To further align the interests of management with the Company’s long-term shareholders, the Board of Directors adopted stock ownership guidelines in July 2006, which were amended on February 26, 2008 and on August 2, 2011. The amended stock ownership guidelines provide that the CEO should own Company stock equal to five (5) times his or her salary and each of the remaining NEOs should own Company stock equal to three (3) times his or her salary. Each executive subject to the stock ownership guidelines is required to retain 100% of the after-tax equity received by such executive through the vesting, on or after January 1, 2008, of any performance share or restricted stock grant, until such officer has satisfied his or her minimum stock ownership requirement. Only fully-vested, non-derivative, and unencumbered equity counts towards satisfying the minimum stock ownership requirement. As of March 23, 2016, each NEO other than Mr. Bateman satisfies the requisite ownership thresholds set forth in the amended stock ownership guidelines.

Impact of Tax Regulations

Section 162(m)

Our Compensation Committee considers the potential impact of Section 162(m) of the IRC when considering compensation awards. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the Company’s other “covered employees,” as defined in Section 162(m), except for compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements.

The Company views preserving tax deductibility as an important objective, but not the sole objective, in establishing executive compensation. Although the Company has compensation plans that are intended to permit the award of deductible compensation under Section 162(m) of the IRC, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. The Company considers the available alternatives and acts with the intention of preserving the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives, including the attraction and retention of key executives. The Company believes that none of the executive compensation paid in 2015 exceeds the limits for deductibility under Section 162(m), although no assurance can be made in this regard.

While certain awards may be intended to qualify for the “performance-based compensation” exception under Section 162(m), the determination of whether compensation actually qualifies for the exception is complex and is based on the facts and circumstances of each case. Consequently, the Company cannot guarantee that compensation that is intended to qualify for the “performance-based compensation” exception under Section 162(m) will in fact so qualify. Additionally, our Compensation Committee retains the ability to evaluate the performance of the Company’s executives and to compensate executives appropriately, even if it may result in the non-deductibility of certain compensation under applicable tax laws and regulations.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee is responsible for establishing the compensation for the NEOs and for administering Infinity’s equity-based compensation plans. Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K as well as the accompanying tables, and based on this review and discussion has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Respectfully submitted,

Compensation Committee

Harold E. Layman (Chair)

Teresa A. Canida

William Stancil Starnes

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)			Stock Awards ($) (e) 1 2			Non-Equity Incentive Plan Compensation ($) (g)			Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)			All Other Compensation ($) (i)			Total ($) (j) [3]
James R. Gober	2015		$575,000		$0			$385,341	[4]		$412,275	[5]		$33,972	[6]		$66,966	7 8 9 10		$1,473,554
Chairman, Chief Executive Officer and President	2014		$571,885		$0			$1,079,324	[4]		$823,975	[5]		$35,460	[6]		$64,411	7 8 9 10		$2,575,054
	2013		$558,800		$0			$362,047	[4]		$662,178	[5]		$107,513	[6]		$60,730	7 8 9 10		$1,751,268

Robert H. Bateman	2015		$69,231		$200,000	[11]		$1,772,646	[4]		$0			$0			$3,213	[9]		$2,044,908
Executive Vice President, Chief Financial Officer, and Treasurer

Samuel J. Simon	2015		$420,000		$0			$385,341	[4]		$229,440	[5]		$3,733	[6]		$59,552	8 9 10		$1,098,066
Executive Vice President, General Counsel and Assistant Secretary	2014 2013	$ $	417,385 406,400	$ $	0 0		$ $	1,018,451 362,047	[4] [4]	$ $	458,560 355,500	[5] [5]	$ $	4,280 14,335	[6] [6]	$ $	55,395 53,987	8 9 10 8 9 10	$ $	1,954,071 1,192,269

Glen N. Godwin	2015		$280,000		$0			$385,341	[4]		$161,325	[5]		$7,060	[6]		$45,745	7 8 9 10		$879,471
Senior Vice President, Business Development	2014		$278,077		$0			$1,018,451	[4]		$322,425	[5]		$8,041	[6]		$43,831	7 8 9 10		$1,670,824
	2013		$270,000		$0			$362,047	[4]		$237,000	[5]		$25,932	[6]		$46,922	7 8 9 10		$941,901

Scott C. Pitrone	2015		$265,000		$0			$385,341	[4]		$161,325	[5]		$3,847	[6]		$39,066	8 9 10		$854,579
Senior Vice President, Product Management	2014		$262,500		$0			$1,018,451	[4]		$322,425	[5]		$3,810	[6]		$36,885	8 9 10		$1,644,071
	2013		$252,000		$0			$362,047	[4]		$237,000	[5]		$10,838	[6]		$36,067	8 9 10		$897,952

Roger Smith	2015		$229,847		$0			$385,341	[4]		$0			$5,539	[6]		$872,668	7 8 9 10 12		$1,493,395	[12]
Former Executive Vice President, Chief Financial Officer, and Treasurer	2014 2013	$ $	322,500 312,000	$ $	0 0		$ $	1,018,451 362,047	[4] [4]	$ $	365,415 278,475	[5] [5]	$ $	6,112 19,589	[6] [6]	$ $	48,474 51,599	7 8 9 10 7 8 9 10	$ $	1,760,953 1,023,710	[12] [12]

1

For dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2015, December 31, 2014, and December 31, 2013, calculated in accordance with FASB ASC Topic 718 for awards under the Company’s 2013 Stock Plan and Performance Share Plan and for assumptions used in the calculation of these amounts, please refer to Note 7, Share-Based Compensation, to the Company’s audited financial statements for the fiscal years ended December 31, 2015, December 31, 2014, and December 31, 2013, included in the Company’s 2015, 2014, and 2013 Annual Reports on Form 10-K.

2

Represents the fair value on the date of grant for the awards of Performance Shares under the 2013 Stock Plan made in 2015 and 2014 and of Performance Share Units under the Performance Share Plan made in 2013 (equal to $385,341, $409,460, and $362,047 in 2015, 2014, and 2013, respectively, for Messrs. Gober, Smith, Simon, Godwin, and Pitrone) and for the awards of restricted stock under the 2013 Stock Plan made in 2014 (equal to $669,864 for Mr. Gober and $608,991 for Messrs. Smith, Simon, Godwin, and Pitrone), calculated in accordance with FASB ASC Topic 718. Represents the fair value on the date of grant for the awards of Performance Shares under the 2013 Stock Plan in 2015 to Mr. Bateman equal to $417,123, $455,431, and $287,105 for 2015-2017, 2014-2016, and 2013-2015, respectively, Performance Periods and for the award of restricted stock under the 2013 Stock Plan made in 2015 to Mr. Bateman equal to $612,846, calculated in accordance with FASB ASC Topic 718. The fair value of both the Performance Shares and Performance Share Units is based upon the assumption that the probable performance outcome will be at the targeted performance level; however, the actual amount may be more (up to three times the award) or less (down to zero times the award) if actual performance is above or below, respectively, the targeted performance level.

3	Rows may not cross-foot due to rounding.
4

Grant date fair value for performance at the maximum achievement level for the Performance Shares equals $1,156,024 for Messrs. Gober, Simon, Godwin, Pitrone, and Smith in 2015; and $1,228,380 for Messrs. Gober, Simon, Godwin, Pitrone, and Smith in 2014; and for the Performance Share Units equals $1,086,140 for Messrs. Gober, Simon, Godwin, Pitrone, and Smith in 2013. Grant date fair value for performance at the maximum achievement level for the Performance Shares granted to Mr. Bateman in 2015 equals $1,251,368 for the 2015-2017 Performance Period, $1,366,292 for the 2014-2016 Performance Period, and $861,315 for the 2013-2015 Performance Period.

5	Represents payments based upon performance for each year under the Annual Executive Bonus Plan.
6	Represents above market rate of interest on participant’s deferred compensation balance.
7

Includes i) automobile allowances of $6,691, $7,424, and $6,294 for Mr. Gober in 2015, 2014, and 2013, respectively, and ii) automobile and homeowner’s insurance premiums of $4,990 and $7,734 for Messrs. Gober and Smith, respectively, in 2015, of $4,680, $4,179, and

$9,000, and for Messrs. Gober, Godwin, and Smith, respectively, in 2014, and of $3,384, $5,052, and $9,000 for Messrs. Gober, Godwin, and Smith, respectively, in 2013.
8	Includes a matching 401(k) contribution for Messrs. Gober, Simon, Godwin, Pitrone, and Smith of $13,250, $13,000, and $12,750 for 2015, 2014, and 2013, respectively.
9

Includes accrued but unpaid dividends on restricted stock during the restricted period of $17,186, $18,361, and $18,612 in 2015, 2014, and 2013, respectively, for Mr. Gober, of $3,213 in 2015 for Mr. Bateman, of $15,624 in 2015 for Messrs. Simon, Godwin, and Pitrone, of $7,812 in 2015 for Mr. Smith, and of $16,751 and $17,017 in 2014 and 2013, respectively, for Messrs. Simon, Godwin, Pitrone, and Smith.

10

Includes SERP matching contributions of $24,849, $30,678, $16,871, $10,192, and $35,199 for Messrs. Gober, Simon, Godwin, Pitrone, and Smith, respectively, for 2015, of $20,945, $25,644, $9,901, $7,135, and $9,723 for Messrs. Gober, Simon, Godwin, Pitrone, and Smith, respectively, for 2014, and of $19,690, $24,220, $12,103, $6,300, and $12,832 for Messrs. Gober, Simon, Godwin, Pitrone, and Smith, respectively, for 2013.

11

Represents a guaranteed payment in lieu of participation in the Annual Executive Bonus Plan for 2015 to be paid during the first quarter of 2016 pursuant to the terms of Mr. Bateman’s employment agreement.

12

Includes a payment of $808,673 made to Mr. Smith under the terms of a retirement and consulting agreement between Mr. Smith and the Company and pursuant to which Mr. Smith agreed to forfeit his outstanding grants under the 2013 Stock Plan, the Performance Share Plan, and Annual Executive Bonus Plan. In the absence of such forfeiture, Mr. Smith would have been entitled to receive a pro-rated distribution of common stock upon the conversion of Performance Shares and Performance Share Units following the conclusion of the 2015-2017, 2014-2016, and 2013-2015 Performance Periods. If the effect of such forfeitures were included in the above table, Mr. Smith’s total compensation for 2015, 2014, and 2013 would be reduced by $393,153 ($385,341 and $7,812 for Performance Shares and accrued dividends, respectively), $1,024,991 ($409,460, $608,991, and $6,540 for Performance Shares, restricted stock, and accrued dividends, respectively), and $362,047 (Performance Share Units), respectively.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James R. Gober	03/06/2015	(1)	$0	$575,000	$1,150,000	—	—	—	—	—
	03/06/2015	(2)	—	—	—	0	5,085	10,170	—	$385,341	(3)
Robert H. Bateman	10/19/2015	(4)	—	—	—	0	3,500	10,500	—	$287,105	(3)
	10/19/2015	(5)	—	—	—	0	5,552	16,656	—	$455,431	(3)
	10/19/2015	(6)	—	—	—	0	5,085	10,170	—	$417,123	(3)
	10/19/2015		—	—	—	—	—	—	7,471	$612,846
Samuel J. Simon	03/06/2015	(1)	$0	$320,000	$640,000	—	—	—	—	—
	03/06/2015	(2)	—	—	—	0	5,085	10,170	—	$385,341	(3)
Glen N. Godwin	03/06/2015	(1)	$0	$225,000	$450,000	—	—	—	—	—
	03/06/2015	(2)	—	—	—	0	5,085	10,170	—	$385,341	(3)
Scott C. Pitrone	03/06/2015	(1)	$0	$225,000	$450,000	—	—	—	—	—
	03/06/2015	(2)	—	—	—	0	5,085	10,170	—	$385,341	(3)
Roger Smith	03/06/2015	(1) (7)	$0	$255,000	$510,000	—	—	—	—	—
	03/06/2015	(2) (7)	—	—	—	0	5,085	10,170	—	$385,341	(3)

(1)

Our Compensation Committee approved the Annual Executive Bonus Plan for 2015 performance on March 6, 2015. The shareholders approved the Annual Executive Bonus Plan at the 2015 Annual Meeting of Shareholders on May 19, 2015.

(2)

Our Compensation Committee approved the Performance Goals for the 2015-2017 Performance Measurement Cycle (as such terms are defined in the 2013 Stock Plan) on March 6, 2015. The shareholders approved the 2013 Stock Plan at the 2013 Annual Meeting of Shareholders on May 21, 2013.

(3)	Represents the grant date fair value of the award, calculated in accordance with FASB ASC Topic 718, based upon the assumption that actual performance will be at the targeted performance level.
(4)

On October 19, 2015, our Compensation Committee approved the Performance Share award subject to Performance Goals for the 2013-2015 Performance Measurement Cycle (as such terms are defined in the 2013 Stock Plan) that are identical to those that were established by the Compensation Committee on March 1, 2013.

(5)

On October 19, 2015, our Compensation Committee approved the Performance Share award subject to Performance Goals for the 2014-2016 Performance Measurement Cycle (as such terms are defined in the 2013 Stock Plan) that are identical to those that were established by the Compensation Committee on February 28, 2014.

(6)

On October 19, 2015, our Compensation Committee approved the Performance Share award subject to Performance Goals for the 2015-2017 Performance Measurement Cycle (as such terms are defined in the 2013 Stock Plan) that are identical to those that were established by the Compensation Committee on March 6, 2015.

(7)	Mr. Smith’s grants were forfeited upon his retirement.

In keeping with his egalitarian-based philosophy towards executive compensation, Mr. Gober advised our Compensation Committee in 2008 that he would prefer that each NEO receive an identical annual award of Performance Share Units. Our Compensation Committee elected to award all NEOs an identical grant of Performance Shares at its March 6, 2015 meeting. For further information regarding the Annual Executive Bonus Plan for 2015, the Performance Share Plan, the 2013 Stock Plan, and the Performance Period for 2013-2015, 2014-2016, and 2015-2017, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
James R. Gober	9,992	(1)	$821,642	5,085	(2)	$418,140	(4)
				5,552	(3)	$456,541	(4)
Robert H. Bateman	7,471	(5)	$614,340	5,085	(2)	$418,140	(4)
				5,552	(3)	$456,541	(4)
Samuel J. Simon	9,084	(1)	$746,977	5,085	(2)	$418,140	(4)
				5,552	(3)	$456,541	(4)
Glen N. Godwin	9,084	(1)	$746,977	5,085	(2)	$418,140	(4)
				5,552	(3)	$456,541	(4)
Scott C. Pitrone	9,084	(1)	$746,977	5,085	(2)	$418,140	(4)
				5,552	(3)	$456,541	(4)
Roger Smith	0		$0	0		$0
				0		$0

(1)	Represents restricted stock vesting on August 5, 2017.
(2)

Represents Performance Shares awarded for the 2015-2017 Performance Period (as such terms are defined in the 2013 Stock Plan). Each Performance Share will convert into 0 to 2 shares of common stock based upon actual performance vis-à-vis the pre-established Performance Goals (as defined in the 2013 Stock Plan) for the 2015-2017 Performance Period.

(3)

Represents Performance Shares awarded for the 2014-2016 Performance Period (as such terms are defined in the 2013 Stock Plan). Each Performance Share will convert into 0 to 3 shares of common stock based upon actual performance vis-à-vis the pre-established Performance Goals (as defined in the 2013 Stock Plan) for the 2014-2016 Performance Period.

(4)

Represents payout value at the target performance level under the 2015-2017 and 2014-2016 Performance Periods with each Performance Share converting into 1 share of common stock. Since performance under both the 2015-2017 Performance Period and 2014-2016 Performance Period exceeds the threshold performance level, the Company is required to disclose the payout value at the target performance level. Under the 2015-2017 Performance Period and 2014-2016 Performance Period, payout value at the maximum performance level would be equal to two times and three times, respectively, the disclosed amount.

(5)	Represents restricted stock vesting on October 19, 2018.

OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d) (1)	Value Realized On Vesting ($) (e)
James R. Gober	5,313	$436,888
Robert H. Bateman	2,871	$236,082
Samuel J. Simon	5,313	$436,888
Glen N. Godwin	5,313	$436,888
Scott C. Pitrone	5,313	$436,888
Roger Smith	0	$0

(1)

Includes shares of common stock to be distributed on April 15, 2016 under the Performance Share Plan upon the conversion into 0.8202 shares of common stock for each Performance Share awarded for the 2013-2015 Performance Period (as such terms are defined in the 2013 Stock Plan) and which vested as of December 31, 2015.

NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Plan	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
James R. Gober	DCP	$641,987	$0	$271,775	(1)	$0	$7,269,295	(2)
	SERP	$29,819	$24,849	$(8,294)		$0	$647,785	(3)

Robert H. Bateman	DCP	$0	$0	$0		$0	$0
	SERP	$0	$0	$0		$0	$0

Samuel J. Simon	DCP	$0	$0	$29,860	(1)	$0	$776,370	(2)
	SERP	$119,467	$30,678	$(6,930)		$0	$606,213	(3)

Glen N. Godwin	DCP	$0	$0	$56,480	(1)	$0	$1,468,478	(2)
	SERP	$45,910	$16,871	$(1,418)		$0	$224,362	(3)

Scott C. Pitrone	DCP	$112,849	$0	$30,777	(1)	$0	$823,434	(2)
	SERP	$12,231	$10,192	$749		$0	$101,819	(3)

Roger Smith	DCP	$36,542	$0	$44,315	(1)	$0	$1,159,712	(2)
	SERP	$35,831	$35,199	$1,860		$0	$269,836	(3)

(1)

Includes $33,972, $3,733, $7,060, $3,847, and $5,539 of above-market interest reported in Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the above Summary Compensation Table for Messrs. Gober, Simon, Godwin, Pitrone, and Smith respectively, for fiscal year 2015.

(2)

Includes above-market interest reported in Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the above Summary Compensation Table in the amount of $35,460, $4,280, $8,041, $3,810, and $6,112 for Messrs. Gober, Simon, Godwin, Pitrone, and Smith, respectively, for fiscal year 2014, and $107,513, $14,335, $25,932, $10,838, and $19,589, for Messrs. Gober, Simon, Godwin, Pitrone, and Smith, respectively, for fiscal year 2013, and as previously reported in Column (h) “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the registrant’s Summary Compensation Tables for fiscal years preceding 2013 in the amount of $209,918, $27,824, $56,830, $10,415, and $40,948 for Messrs. Gober, Simon, Godwin, Pitrone, and Smith, respectively.

(3)

Includes SERP contributions reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table in the amount of $20,945, $25,644, $9,901, $7,135, and $9,723 for Messrs. Gober, Simon, Godwin, Pitrone, and Smith respectively, for fiscal year 2014, in the amount of $19,690, $24,220, $12,103, $6,300, and $12,832, for Messrs. Gober, Simon, Godwin, Pitrone, and Smith, respectively, for fiscal year 2013, and as previously reported in Column (i) “All Other Compensation” in the registrant’s Summary Compensation Tables for fiscal years preceding 2013, in the amount of $123,337, $86,594, $34,490, $16,495, and $53,050 for Messrs. Gober, Simon, Godwin, Pitrone, and Smith, respectively.

The table above contains data relating to two separate plans. One of these plans is the DCP, effective as of February 19, 2003, as amended and restated effective January 1, 2005. Certain members of management, including Messrs. Gober, Bateman, Simon, Godwin, and Pitrone are, and prior to his retirement Mr. Smith was, eligible to participate in the DCP. For calendar year 2015, the interest rate paid on balances in the DCP was 4.00%. A participant in the DCP may elect to defer from 5% to 80% of his or her base salary during any calendar year period and/or from 10% to 80% of any direct lump sum incentive payment other than a long-term incentive compensation payment. Additionally, a participant is not permitted to make a deferral election that would reduce a participant’s paid compensation below the amount necessary to satisfy applicable employment taxes (e.g. FICA/Medicare) on amounts deferred, benefit plan withholding requirements, or income tax withholding for compensation that cannot be deferred. Upon making a deferral election, the participant must decide to either defer such compensation until the participant’s termination of employment with the Company or defer such compensation until the first day of a year selected by the participant (a “Fixed Date”). However, in the event that a participant is still an employee on the Fixed Date, then such distribution will not begin until after the participant’s termination of his or her employment with the Company. Distributions begin on January 15th or July 15th of a calendar year following the expiration of the participant’s employment or the Fixed Date. Pursuant to Section 409A of the IRC, the Company will generally need to wait a minimum of six (6) months following termination of employment before making a distribution to a participant. Participants may choose to receive such distributions in a lump sum payment or in annual installments, not to exceed ten (10) years. On or about November 15th of each year, the Company, acting through the Compensation Committee, establishes the interest rate, based on the general level of interest rates and as well as the interest rates the Company is paying on its debt obligations, to be paid on deferred compensation balances for the upcoming year.

The other plan is the SERP, effective as of May 1, 2003, as amended and restated effective January 1, 2010. Certain members of management, including Messrs. Gober, Bateman, Simon, Godwin, and Pitrone are, and prior to his retirement Mr. Smith was, eligible to participate in the SERP. The SERP is a nonqualified deferred compensation plan that is intended to enable eligible employees to make contributions and to receive employer retirement contributions that are precluded by the provisions of the Company’s 401(k) retirement plan or by limitations on compensation which may be considered in making contributions to the Company’s 401(k) retirement plan. Effective January 1, 2010, the Company amended the SERP to permit participants to make contributions into the SERP and the Company to make matching contributions on such participants’ contributions that exceed the statutory annual compensation limit set forth in IRC Section 401(a)(17) of $265,000 in 2015 for qualified defined contribution plans.

Under the SERP, a participant may defer from 1% to 25% of his or her eligible compensation into the SERP. A participant is not permitted to make a deferral election that would reduce a participant’s paid compensation below the amount necessary to satisfy applicable employment taxes (e.g. FICA/Medicare) on amounts deferred, benefit plan withholding requirements, or income tax withholding for compensation that cannot be deferred. A deferral election under the SERP is applied only after any other deferral election made pursuant to another nonqualified deferred compensation plan is applied to a participant’s compensation. Each participant in the SERP directs his or her contributions into one or more of the investment options contained in the Company’s 401(k) retirement plan (excluding a stable value fund investment option, which is not available to SERP participants). Participant returns are dependent upon the performance of the investment options chosen by the participant. No participant may receive a distribution from the SERP prior to the participant’s death or the participant’s resignation, discharge, or retirement from the Company. Upon a participant’s death, the balance in the participant’s account shall be distributed to the participant’s beneficiaries in a lump sum cash payment within 90 days of the participant’s death. Upon a participant’s resignation, discharge, or retirement from the Company, the participant shall be entitled to a distribution of his or her SERP account balance in a lump sum or in ten (10) or fewer equal annual installments that begin on the following January 15th or July 15th. A SERP participant must select the time and method of payment upon his or her enrollment in the SERP. Pursuant to Section 409A of the IRC, the Company will generally need to wait a minimum of six (6) months following termination of employment before making a distribution to a participant.

Employment Contracts / Change-in-Control Arrangements

The following table shows the compensation costs that would result, pursuant to the terms of each NEO’s employment agreement, from a termination of such NEO’s employment due to (i) Termination by the Company without Cause or by the NEO for “Good Reason,” as described in the Compensation Discussion and Analysis section of this Proxy Statement and as defined in the NEOs’ employment agreements, (ii) Voluntary Termination by the NEO without “Good Reason” or Termination by the Company with Cause, and (iii) death or “disability” (as defined in each NEO’s employment agreement). Except as otherwise indicated in the footnotes below, the calculations used to prepare the following three tables assume the terminating event occurred on the last day of the Company’s most recently completed fiscal year and that the price per share of the Company’s common stock is the closing market price as of the date on which the stock was last actively traded in the most recently completed fiscal year. An NEO is entitled to receive amounts earned during his term of employment regardless of the manner in which the NEO’s employment is terminated. These amounts include accrued but unpaid salary, payment of accrued but unused vacation time, and reimbursement of any incurred business expense prior to the date of termination. Except for unused vacation time, these amounts are not shown in the tables. Additionally, an NEO will be entitled to receive all amounts accrued and vested under our 401(k) Plan, the DCP, and the SERP, in which the NEO participates. These amounts will be determined and paid in accordance with the applicable plans and are not included in the tables because they are not termination payments. In order to receive the enhanced payments due to Termination by the Company without Cause or by the NEO for “Good Reason,” the NEO must enter into a binding general waiver and release of claims with the Company. For additional information on the employment contracts of the NEOs, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Benefit	Termination by the Company without Cause or by the Officer for “Good Reason” ($)		Voluntary Termination by Officer without “Good Reason” or Termination by the Company with Cause ($)	Death or Disability ($)
James R. Gober	Salary	$1,150,000		$0	$0
	Additional Cash Payment	$1,725,000		$0	$575,000
	Accelerated Restricted Stock Vesting	$846,023	(1)	$0	$0
	Unused Vacation Time	$84,038		$84,038	$84,038
	Life Insurance	$223,460		$0	$0
	Medical Insurance	$11,051		$0	$0
	Dental Insurance	$441		$0	$0
	Payout in Lieu of 401(k) Match and SERP Contribution	$57,148		$0	$0

Robert H. Bateman	Salary	$800,000		$0	$0
	Additional Cash Payment	$960,000		$0	$320,000
	Accelerated Restricted Stock Vesting	$617,553	(2)	$0	$0
	Unused Vacation Time	$6,815		$6,815	$6,815
	Life Insurance	$40,428		$0	$0
	Medical Insurance	$17,354		$0	$0
	Dental Insurance	$711		$0	$0
	Payout in Lieu of 401(k) Match and SERP Contribution	$0		$0	$0

Samuel J. Simon	Salary	$840,000		$0	$0
	Additional Cash Payment	$960,000		$0	$320,000
	Accelerated Restricted Stock Vesting	$769,142	(3)	$0	$0
	Unused Vacation Time	$61,349		$61,349	$61, 349
	Life Insurance	$143,241		$0	$0
	Medical Insurance	$17,354		$0	$0
	Dental Insurance	$776		$0	$0
	Payout in Lieu of 401(k) Match and SERP Contribution	$65,892		$0	$0

Name	Benefit	Termination by the Company without Cause or by the Officer for “Good Reason” ($)		Voluntary Termination by Officer without “Good Reason” or Termination by the Company with Cause ($)		Death or Disability ($)
Glen N. Godwin	Salary	$560,000		$0		$0
	Additional Cash Payment	$675,000		$0		$225,000
	Accelerated Restricted Stock Vesting	$769,142	(3)	$0		$0
	Unused Vacation Time	$19,385		$19,385		$19,385
	Life Insurance	$90,592		$0		$0
	Medical Insurance	$11,051		$0		$0
	Dental Insurance	$475		$0		$0
	Payout in Lieu of 401(k) Match and SERP Contribution	$45,182		$0		$0

Scott C. Pitrone	Salary	$530,000		$0		$0
	Additional Cash Payment	$675,000		$0		$225,000
	Accelerated Restricted Stock Vesting	$769,142	(3)	$0		$0
	Unused Vacation Time	$22,916		$22,916		$22,916
	Life Insurance	$65,964		$0		$0
	Medical Insurance	$11,051		$0		$0
	Dental Insurance	$441		$0		$0
	Payout in Lieu of 401(k) Match and SERP Contribution	$35,164		$0		$0

Roger Smith(3)	Salary	$0		$0		$0
	Additional Cash Payment	$0		$0		$0
	Accelerated Restricted Stock Vesting	$0		$0		$0
	Unused Vacation Time	$0		$3,597	(4)	$0
	Life Insurance	$0		$0		$0
	Medical Insurance	$0		$0		$0
	Dental Insurance	$0		$0		$0
	Payout in Lieu of 401(k) Match and SERP Contribution	$0		$0		$0

(1)

Includes $17,186 and $7,194 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal years 2015 and 2014, respectively.

(2)	Includes $3,213 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal year 2015.
(3)

Includes $15,624 and $6,540 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal years 2015 and 2014, respectively.

(4)	Represents benefits actually received upon officer’s termination of employment on September 1, 2015.

The following table shows the compensation costs that would result, pursuant to the terms of the Performance Share Plan from a termination of each NEO’s employment due to “Special Events.” These costs are in addition to any costs that may be incurred pursuant to the terms of each NEO’s employment agreement. Under the terms of the Performance Share Plan, participants are entitled to pro-rated vesting upon the occurrence of a “Special Event,” provided that at least one year of the three year performance period has lapsed as of the date of the Special Event. Special Events are defined as death, “disability,” “retirement,” “involuntary termination without cause” and “change-in-control” (as such terms are defined in the Performance Share Plan). A participant shall have no right to receive payment or other benefits under the Performance Share Plan upon termination of employment other than upon the occurrence of a Special Event.

Name	Benefit	Termination due to a Special Event
James R. Gober	Performance Share Plan	$0	(1)
Robert H. Bateman	Performance Share Plan	$0	(2)
Samuel J. Simon	Performance Share Plan	$0	(1)
Glen N. Godwin	Performance Share Plan	$0	(1)
Scott C. Pitrone	Performance Share Plan	$0	(1)
Roger Smith	Performance Share Plan	$256,670	(3)

(1)	All awards under the Performance Shares Plan had fully vested as of December 31, 2015.
(2)	Participant has received no awards under the Performance Share Plan.
(3)

Represents benefits actually received upon officer’s termination of employment on September 1, 2015 in exchange for forfeiting his outstanding performance share grant under the Performance Share Plan and reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal year 2015.

The following table shows the compensation costs that would result, pursuant to the terms of the 2013 Stock Plan and the form of the Performance Share Award Agreement and the Restricted Stock Agreement, from a termination of each NEO’s employment due to death, “disability,” “retirement,” “change-in-control,” or involuntary termination without “cause,” as such terms are used in the 2013 Stock Plan from the accelerated vesting of such awards. These costs are in addition to any costs that may be incurred pursuant to the terms of each NEO’s employment agreement.

Name	Benefit	Termination due to
		Change-in-Control		Retirement or Involuntary, Without Cause		Death or Disability
James R. Gober	2013 Stock Plan (Performance Shares)	$276,267		$276,267		$433,649
	2013 Stock Plan (Restricted Stock)	$846,023	(1)		(2)		(2)
Robert H. Bateman	2013 Stock Plan (Performance Shares)	$306,902		$306,902	(3)	$481,188
	2013 Stock Plan (Restricted Stock)	$617,553	(4)		(2)		(2)
Samuel J. Simon	2013 Stock Plan (Performance Shares)	$276,267		$276,267		$433,649
	2013 Stock Plan (Restricted Stock)	$769,142	(5)		(2)		(2)
Glen N. Godwin	2013 Stock Plan (Performance Shares)	$276,267		$276,267		$433,649
	2013 Stock Plan (Restricted Stock)	$769,142	(5)		(2)		(2)
Scott C. Pitrone	2013 Stock Plan (Performance Shares)	$276,267		$276,267	(3)	$433,649
	2013 Stock Plan (Restricted Stock)	$769,142	(5)		(2)		(2)
Roger Smith	2013 Stock Plan (Performance Shares)	$0		$325,190	(6)	$0
	2013 Stock Plan (Restricted Stock)	$0		$0		$0

(1)

Includes $17,186 and $7,194 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal years 2015 and 2014, respectively.

(2)	No incremental benefit beyond that provided in the NEO’s employment agreement and previously disclosed above.

(3)	Participant does not satisfy the eligibility requirements to qualify for “retirement” under the terms of the 2013 Stock Plan.
(4)	Includes $3,213 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal year 2015.
(5)

Includes $15,624 and $6,540 in accrued but unpaid dividends on restricted stock reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal years 2015 and 2014, respectively.

(6)

Represents benefits actually received upon officer’s termination of employment on September 1, 2015 in exchange for forfeiting his outstanding performance share grants under the 2013 Stock Plan and reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for fiscal year 2015.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, consideration is given to the limited pool of individuals with the necessary skills to serve as a director of a publicly-traded company and the significant time commitment required of each director, particularly with respect to the enhanced time commitments of those individuals that serve on one or more Board committees, as Chair of a Board committee, or as Lead Director.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2015, each Non-Employee Director received an annual cash retainer of $40,000. Board members are eligible to receive additional annual cash retainers for service on Board committees as set forth in the table below.

Position	Additional Annual Cash Retainer
Lead Director	$30,000
Audit Committee Chair	$28,000
Audit Committee Member	$15,000
Compensation Committee Chair	$10,000
Investment Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$5,000

Additionally, each Non-Employee Director received a cash payment of $1,500 for each Board or committee meeting attended, whether in person or telephonically, except that, as noted above, Audit Committee members do not receive a fee for attending Audit Committee meetings. Board members who are employees of the Company are not entitled to cash compensation for their service on the Board or for attending Board or committee meetings.

Equity Compensation Paid to Board Members

The equity portion of a Non-Employee Director’s annual retainer was $65,000 in 2015. One of the reasons that the Company established the 2013 Stock Plan was for the purpose of better aligning the interests of its Non-Employee Directors with the interests of its shareholders by providing a portion of the Non-Employee Directors’ annual compensation in the form of restricted stock. Pursuant to the 2013 Stock Plan, each Non-Employee Director is entitled to receive a grant of restricted stock on or about June 1st of each year, which becomes transferable 6 months after the date of grant. Under the 2013 Stock Plan, each Non-Employee Director annually receives $65,000 in the form of a restricted stock grant, determined by dividing the average closing trading price of the Company’s common stock for the five trading days preceding the date of grant into $65,000. Any fractional result is rounded up to the nearest whole number.

In order to further align the Non-Employee Directors’ interests with the interests of the Company’s shareholders, the Company’s Corporate Governance Guidelines specify that each director, within three years of receiving his or her first restricted stock grant, should beneficially own Company stock in an amount equal to at least $100,000 or three times the then-current cash portion of the annual Board retainer, whichever is less (the “Share Ownership Requirements”). Non-Employee Directors are not permitted to dispose of shares received as part of an annual restricted stock grant until satisfying the Share Ownership Requirements. Furthermore, Non-Employee Directors are encouraged to retain, exclusive of any charitable contributions, beneficial ownership of any stock received as part of such Director’s annual Board retainer throughout the duration of such Director’s tenure on the Board. As of March 23, 2016, each Non-Employee Director is in compliance with the Share Ownership Requirements.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	All Other Compensation ($) (g) (2)	Total ($) (h)
Angela Brock-Kyle	$65,500	$65,000	$776	$131,276
Teresa A. Canida	$59,000	$65,000	$776	$124,776
Jorge G. Castro	$18,500	$0	$0	$18,500
Harold E. Layman	$78,500	$65,000	$776	$144,276
E. Robert Meaney.	$68,500	$65,000	$776	$134,276
Drayton Nabers, Jr.	$91,500	$65,000	$776	$157,276
William Stancil Starnes	$65,500	$65,000	$776	$131,276
James L. Weidner	$27,516	$54,167	$601	$82,284
Samuel J. Weinhoff	$80,000	$65,000	$776	$145,776

(1)

Represents the fair value on the date of grant for the award of restricted stock, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2015, included in the Company’s 2015 Annual Report on Form 10-K.

(2)	Includes dividends paid on restricted stock during the 6-month transfer restriction period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following are the only shareholders that we know to beneficially own 5% or more of our outstanding common stock as of December 31, 2015. As permitted under the rules of the Securities and Exchange Commission, information regarding the following shareholders and contained in the table below has been obtained from reports filed with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,711,601	(1)	15.2%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,078,400	(2)	9.6%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,068,319	(3)	9.49%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	871,940	(4)	7.74%

Macquarie Group Ltd. 50 Martin Place Sydney, NSW 2000 C3 2000	617,413	(5)	5.49%

NewSouth Capital Management, Inc. 999 S. Shady Grove Rd., Suite 501 Memphis, TN 38120	585,858	(6)	5.2%

(1)

According to the information contained in the Schedule 13G/A filed by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc. (collectively, “Price Associates”) with the Securities and Exchange Commission on February 9, 2016: i) Price Associates has sole voting power as to 821,600 of these shares and sole dispositive power as to all of these shares, and ii) for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information is provided as of December 31, 2015.

(2)

According to the information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission on January 26, 2016: i) BlackRock has sole voting power as to 1,049,677 shares and sole dispositive power as to all of these shares, ii) various persons have the right to receive or power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock, and iii) no one person’s interest in the Company’s common stock is more than 5% of the total outstanding shares of the Company’s common stock. This information is provided as of December 31, 2015.

(3)

According to the information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the Securities and Exchange Commission on February 9, 2016: i) Dimensional has sole voting power as to 1,067,819 shares and sole dispositive power as to all of these shares, ii) such shares are owned by certain investment companies, commingled group trusts and separate accounts to which Dimensional furnishes investment advice or acts as investment manager, and iii) Dimensional disclaims beneficial ownership of all such shares. This information is provided as of December 31, 2015.

(4)	According to the information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the Securities and Exchange Commission on February 11, 2016: Vanguard has sole voting power as to 14,905 of these shares, sole dispositive power as to 857,635 of these shares, and shared dispositive power as to 14,305 of these shares. This information is provided as of December 31, 2015.

(5)

According to the information contained in the Schedule 13G filed by Macquarie Group Limited., Macquarie Bank Limited., Delaware Management Holdings Inc., and Delaware Management Business Trust (collectively, “Macquarie”) with the Securities and Exchange Commission on February 16, 2016, Macquarie has sole voting and dispositive power as to 608,668 of these shares. This information is provided as of December 31, 2015.

(6)

According to the information contained in the Schedule 13G/A filed by NewSouth Capital Management, Inc. (“NewSouth”) with the Securities and Exchange Commission on February 12, 2016: i) NewSouth has sole voting power as to 508,913 of these shares and sole dispositive power as to all of these shares, ii) NewSouth is an Investment Advisor and in such capacity acquired the securities on behalf of its clients, and iii) no single client’s interest relates to more than 5% of the Company’s common stock. This information is provided as of December 31, 2015.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership of common stock by each director and each NEO and by our directors and NEOs as a group, as of March 23, 2016. Additional information regarding the directors can be found under Proposal 1: Election of Directors.

Name	Position	Common Stock Subject to Options Exercisable Within 60 Days or to Distribution under the Performance Share Plan Within 60 Days		Other Common Stock Beneficially Owned		Total Common Stock Beneficially Owned
						Amount	Percentage
James R. Gober	Chairman of the Board, Chief Executive Officer, and President	5,313	(1)	107,355	(2)	112,668	1.02%
Robert H. Bateman	Executive Vice President, Chief Financial Officer, and Treasurer	2,871	(3)	0	(4)	2,871	*
Samuel J. Simon	Executive Vice President, General Counsel, and Assistant Secretary	5,313	(1)	71,517	(5)	76,830	*
Glen N. Godwin	Senior Vice President, Business Development	5,313	(1)	49,822	(5)	55,135	*
Scott C. Pitrone	Senior Vice President, Product Management	5,313	(1)	45,765	(5) (6)	51,078	*
Victor T. Adamo	Nominee	0		0		0	*
Angela Brock-Kyle	Director	0		1,945		1,945	*
Teresa A. Canida	Director	0		7,168		7,168	*
Harold E. Layman	Director	0		17,239		17,239	*
Drayton Nabers, Jr.	Director	0		7,360		7,360	*
E. Robert Meaney	Director	0		2,835		2,835	*
William Stancil Starnes	Director	0		9,417		9,417	*
James L. Weidner	Director	0		699		699	*
Samuel J. Weinhoff	Director	0		16,149	(7)	16,149	*
All executive officers, directors and nominees as a group (14 persons)						361,395	3.28%

(1)	Includes 5,313 shares of common stock to be distributed on April 15, 2016 under the Performance Share Plan.

(2)	Does not include 9,992 shares of restricted stock over which the executive lacks voting or investment power.
(3)	Includes 2,871 shares of common stock to be distributed on April 15, 2016 under the 2013 Stock Plan.
(4)	Does not include 7,471 shares of restricted stock over which the executive lacks voting or investment power.
(5)	Does not include 9,084 shares of restricted stock over which the executive lacks voting or investment power.
(6)

Includes 19,800 shares pledged as collateral for a bank loan. Prior to pledging such shares, Mr. Pitrone advised the Board that, in connection with the financing of a personal transaction, he planned to either sell or pledge shares of Company common stock and that his preference was to pledge shares. The Board considered the matter and concurred that it was preferable for Mr. Pitrone to pledge shares and thereby retain a larger equity stake in the Company and greater alignment with the economic interest of shareholders.

(7)	Includes 500 shares held in trust for his son.
*	Less than 1%

Robert H. Bateman, age 49, was appointed Executive Vice President, Chief Financial Officer, and Treasurer in 2015. He previously served as Executive Vice President and Chief Financial Officer of COUNTRY Financial from 2013 until 2015 and in various capacities with the Hartford Financial Services Group, Inc. from 2004 until 2013, including as Senior Vice President, Corporate Controller, and Chief Accounting Officer from 2012 until 2013.

Samuel J. Simon, age 59, was appointed General Counsel in 2002, Executive Vice President in 2005, and Assistant Secretary in 2010, and served as Director from December 2003 to 2013, as Secretary from 2002 to 2010, and in various legal and executive capacities with Infinity former and its affiliates since 1986.

Glen N. Godwin, age 58, was appointed as Senior Vice President, Business Development in 2009. Mr. Godwin has served in various executive capacities with Infinity and its affiliates since 1987.

Scott C. Pitrone, age 53, was appointed as Senior Vice President, Product Management in 2009. Mr. Pitrone has served in various executive capacities with Infinity and its affiliates since 1993.

Equity Compensation Plan Information

The following Equity Compensation Plan Information table presents information about the Company’s equity compensation plans (Employee Stock Purchase Plan, Performance Share Plan, and the 2013 Stock Plan) as of December 31, 2015.

Plan Category	Number of Securities to be Issued upon Exercise of Options		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Awarded as Restricted Stock	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plan approved by security holders:
Employee Stock Purchase Plan	—		—	—	930,726
Second Amended and Restated 2013 Stock Incentive Plan	29,330	(1)	—	69,132	556,622	(2)
Equity Compensation Plans not approved by security holders:
None	—		—	—	—

(1)

Represents outstanding awards of Performance Shares issued under the 2013 Stock Plan. Upon conversion, each Performance Share will convert into between 0 to 3 shares of common stock. This figure, 29,330, represents the maximum number of shares of common stock that could be issued upon the conversion of the outstanding Performance Shares awards at December 31, 2015.
(2)

This figure includes 134,130 shares, which represent the maximum number of shares of common stock that could be issued upon the conversion of all Performance Share awards that remained outstanding at December 31, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission by a specified date. Regulations promulgated by the Securities and Exchange Commission require us to disclose in this Proxy Statement any reporting violations with respect to the 2015 fiscal year. Based solely upon a review of the applicable filings made with the Securities and Exchange Commission by the officers, directors, and greater than 10% shareholders, all reports required by Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the terms of its charter, our Nominating and Corporate Governance Committee is charged with considering questions involving potential conflicts of interest between any director or member of senior management and the Company. Pursuant to the terms of our Code of Ethics, all directors and officers are also required to fully disclose any conflicts of interest to the Audit Committee Chair. Finally, pursuant to the terms of its charter, our Audit Committee is charged with reviewing and approving or disapproving all related-party transactions. To the extent that a transaction may constitute both a potential conflict of interest and a related-party transaction, then both the Audit Committee and Nominating and Corporate Governance Committee would review and approve or disapprove of such transaction.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Any shareholder who intends to submit a proposal for the 2017 Annual Meeting of Shareholders for inclusion in the Proxy Statement for that meeting may do so in accordance with Securities and Exchange Commission Rule 14a-8 and is advised that the proposal must be received by the Corporate Secretary, at the address listed on the cover page of this Proxy Statement, no later than December 12, 2016.

For those shareholder proposals that are not submitted in accordance with Rule 14a-8, the designated proxies may exercise their discretionary voting authority, without any discussion of the proposal in our proxy materials, with respect to any shareholder proposal that is received by the Corporate Secretary after February 25, 2017. If there is a change in these deadlines by more than 30 days, we will notify you of the change through our Form 10-Q filings.

INFINITY PROPERTY AND CASUALTY CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

The undersigned Shareholder(s) of INFINITY PROPERTY AND CASUALTY CORPORATION (the “Company”) hereby constitutes and appoints James R. Gober and James H. Romaker, and each of them, agents and proxies of the undersigned, each with full power of substitution and re-substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 17, 2016, and at any and all adjournments or postponements thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side (and at their discretion to cumulate votes in the election of directors if cumulative voting is invoked by a shareholder through proper notice to the Company as set forth in this Proxy Statement).

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted “FOR” all nominees listed under Proposal 1 and “FOR” Proposals 2 and 3. If cumulative voting is invoked by a shareholder through proper notice to the Company, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the undersigned is entitled in respect of the shares represented by this proxy and allocate them in favor of any one or more of the nominees for director if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

The undersigned revokes any prior proxy at such meeting and ratifies all acts of said agents and proxies, or any of them, may lawfully do by virtue hereof. Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

May 17, 2016

Important Notice Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 17, 2016

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

The Proxy Statement and 2015 Annual Report are available at http://www.infinityauto.com/annualreport2015

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

i Please detach along perforated line and mail in the envelope provided. i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
Proposal 1. Elect nine directors.

NOMINEES:
☐	FOR ALL NOMINEES	☐ Victor T. Adamo ☐ Angela Brock-Kyle ☐ Teresa A. Canida	Proposal 2.	Ratify the appointment of Ernst & Young LLP as Infinity’s independent registered public accounting firm for the 2016 fiscal year.	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ James R. Gober ☐ Harold E. Layman ☐ E. Robert Meaney	Proposal 3.	Approve, in an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)	☐ William Stancil Starnes ☐ James L. Weidner
☐ Samuel J. Weinhoff

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.